--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------


                                  FORM 8-K/A
                                Amendment No. 1
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): June 23, 2000


                         Mpower Communications Corp.
            (Exact name of Registrant as specified in its charter)

  Nevada                       0-24059                          88-0360042
(State of                      (Commission                   (I.R.S. Employer
incorporation)                 File Number)               Identification No.)



 175 Sully's Trail, Pittsford, NY                                      14534
(Address of principal executive offices)                           (Zip Code)


     Registrant's telephone number, including area code:  (716) 218-6550


  MGC Communications, Inc.: 171 Sully's Trail, Suite 202, Pittsford, NY 14534
                       (Former name and former address)

    This Amendment No. 1 to the Current Report of Mpower Communications Corp. (the "Company") on Form 8-K dated June 28, 2000 (the "report") relates to the Company's completion of the acquisition of 100% of the common stock of Primary Network Holdings, Inc. ("Primary Network"). The purpose of this Amendment is to amend Item 7(A) to provide the financial statements of Primary Network and Item 7(B) to provide the required pro forma financial information relating to the business combination between the Company and Primary Network on June 23, 2000 which were impracticable to provide at the time the Company filed this report. The financial statements of CDM On-Line, Inc., the predecessor to Primary Network, as of May 31, 1999, December 31, 1998 and December 31, 1997 are included in this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

      (a)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.


                         PRIMARY NETWORK HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,     MARCH 31,
                                                                  1999             2000
                                                              -------------    ------------
                                                                               (UNAUDITED)
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 26,712,416     $  4,828,306
  Investments...............................................     5,076,212               --
  Accounts receivable, less allowance for doubtful accounts
    of $630,920 at September 30, 1999 and $959,169 at March
    31, 2000................................................       963,512        2,545,798
  Due from affiliates.......................................     1,052,505               --
  Inventory.................................................       105,886          220,577
  Other current assets......................................       923,385        2,058,240
                                                              ------------     ------------
Total current assets........................................    34,833,916        9,652,921
Restricted cash.............................................     1,000,000        2,000,000
Property and equipment, net.................................     8,900,931       32,636,059
Refundable capital lease deposit with affiliate.............       707,660          707,660
Debt issuance costs, net of accumulated amortization of
  $160,582 at September 30, 1999 and $401,457 at March 31,
  2000......................................................     3,211,658        2,984,988
Intangible assets, net......................................    13,110,252       17,038,036
                                                              ------------     ------------
                                                              $ 61,764,417     $ 65,019,664
                                                              ============     ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $  2,322,537     $  5,134,293
  Accrued expenses..........................................     3,130,130        2,851,502
  Unearned revenues.........................................     1,069,696        1,307,104
  Current maturities of capital lease obligations...........     1,137,019       11,205,758
  Note payable..............................................        16,614          477,742
  Due to affiliates.........................................       158,376               --
                                                              ------------     ------------
Total current liabilities...................................     7,834,372       20,976,399
  Capital lease obligations, less current maturities........     1,280,252        7,427,490
  Convertible note payable..................................     1,000,000        1,750,000
  Senior subordinated discount note.........................    48,837,310       52,586,101
Stockholders' equity (deficit):
  Preferred stock, $.001 par value, 20,000,000 shares
    authorized
    Series A preferred stock, 2,306,765 shares issued and
     outstanding............................................       494,375          494,375
    Series B preferred stock, 1,500,000 shares designated,
     850,000 shares issued and outstanding at March 31,
     2000...................................................            --          170,000
  Deferred stock compensation...............................            --         (141,668)
  Common stock, $.001 par value, 80,000,000 shares
    authorized, 63,600,815 shares issued....................        63,601           63,601
  Additional paid-in capital................................  14,496,596..       14,496,596
  Accumulated deficit.......................................   (12,242,089)     (32,803,230)
                                                              ------------     ------------
                                                                 2,812,483      (17,720,326)
                                                              ------------     ------------
                                                              $ 61,764,417     $ 65,019,664
                                                              ============     ============

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                      THREE MONTHS ENDED                SIX MONTHS ENDED
                                 -----------------------------    -----------------------------
                                   MARCH 31,       MARCH 31,        MARCH 31,       MARCH 31,
                                     1999             2000            1999             2000
                                 (PREDECESSOR)    (SUCCESSOR)     (PREDECESSOR)    (SUCCESSOR)
                                 -------------    ------------    -------------    ------------
Revenues:
  Access revenues..............   $1,141,754      $  3,140,338     $2,026,771      $  5,771,959
  Communication revenues.......           --         1,710,966             --         2,854,131
  Retail revenues..............      298,054           286,211        518,800           528,388
  Other revenues...............      129,298           236,137        333,165           472,687
                                  ----------      ------------     ----------      ------------
                                   1,569,106         5,373,652      2,878,736         9,627,165
Costs and expenses:
  Costs of access revenues.....      351,779         1,320,008        688,995         2,395,394
  Cost of communication
     revenues..................           --         1,937,654             --         3,102,857
  Cost of retail revenues......      179,293           148,438        326,219           245,734
  Costs of other revenues......       89,567           147,936        253,493           354,988
  Operations and customer
     support...................      207,727         3,203,729        400,759         4,799,453
  Sales and marketing..........      199,310         2,193,308        436,337         3,535,889
  General and administrative...      552,020         3,022,429        972,741         5,415,148
  Retail store expenses........      305,934           103,839        604,242           293,700
  Depreciation and
     amortization..............       52,649         3,449,800        144,841         6,263,609
                                  ----------      ------------     ----------      ------------
                                   1,938,279        15,527,141      3,827,627        26,406,772
                                  ----------      ------------     ----------      ------------
Loss from operations...........     (369,173)      (10,153,489)      (948,891)      (16,779,607)
Other income (expense):
  Interest
     expense -- affiliates.....           --           (72,438)       (18,909)         (151,395)
  Interest expense.............       (1,219)       (2,131,327)        (1,641)       (4,147,157)
  Other, net...................        8,184           174,987        (19,268)          517,018
                                  ----------      ------------     ----------      ------------
Loss from continuing
  operations...................     (362,208)      (12,182,267)      (988,709)      (20,561,141)
Income (loss) from operations
  of discontinued Web
  development division.........      (44,512)               --         12,595                --
                                  ----------      ------------     ----------      ------------
Loss before income taxes.......     (406,720)      (12,182,267)      (976,114)      (20,561,141)
Provision for income taxes.....           --                --             --                --
                                  ----------      ------------     ----------      ------------
Net loss.......................   $ (406,720)     $(12,182,267)    $ (976,114)     $(20,561,141)
                                  ==========      ============     ==========      ============

            See notes to unaudited consolidated financial statements

                         PRIMARY NETWORK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                    SIX MONTHS ENDED
                                                              -----------------------------
                                                                MARCH 31,       MARCH 31,
                                                                  1999             2000
                                                              (PREDECESSOR)    (SUCCESSOR)
                                                              -------------    ------------
OPERATING ACTIVITIES
Net loss....................................................   $  (976,114)    $(20,561,141)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................       144,841        6,263,609
  Amortization of debt issuance costs.......................            --          240,875
  Allowance for doubtful accounts...........................       201,427          332,630
  Accretion of discount on senior subordinated Debt.........            --        3,748,791
  Amortization of discount on investment....................            --          (48,788)
  Stock based compensation expense..........................       436,772           28,332
  Changes in operating assets and liabilities:..............            --               --
     Accounts receivable....................................      (382,063)      (1,762,628)
     Due from affiliates....................................    (1,870,826)       1,052,505
     Inventory..............................................        37,821         (114,691)
     Other current assets...................................       128,104          262,370
     Accounts payable.......................................       510,309        2,655,489
     Accrued expenses.......................................       211,366         (320,826)
     Unearned revenues......................................        70,006           16,821
                                                               -----------     ------------
Net cash used in operating activities.......................    (1,488,357)      (8,206,652)
INVESTING ACTIVITIES
Increase in restricted cash.................................            --       (1,000,000)
Sale of held to maturity security...........................            --        5,125,000
Purchases of property and equipment,
  net of capital lease obligations..........................      (110,677)     (10,213,120)
Acquisition of Information Services Technologies, Inc. .....            --         (591,006)
Acquisition of Business Product Systems Internet, Inc. .....            --         (700,112)
Acquisition of UNI Networking, Inc. ........................            --         (345,301)
Acquisition of GlobalVision Systems, Inc., net of cash
  acquired..................................................            --       (3,102,445)
Acquisition of Digital Internet Access Inc., net of cash
  acquired..................................................            --       (1,417,771)
Acquisition of Harvest Telecom, Inc. .......................            --          (50,000)
Business acquisition costs..................................      (454,783)              --
                                                               -----------     ------------
Net cash used in investing activities.......................      (565,460)     (12,294,755)

                                                                    SIX MONTHS ENDED
                                                              -----------------------------
                                                                MARCH 31,       MARCH 31,
                                                                  1999             2000
                                                              (PREDECESSOR)    (SUCCESSOR)
                                                              -------------    ------------
FINANCING ACTIVITIES
Principal payments of obligations under capital leases......            --       (1,222,826)
Principal payments under notes payable......................            --           (1,501)
Purchase of common stock held in treasury...................       (73,086)              --
Due to affiliates...........................................      (153,270)        (158,376)
Proceeds from issuance of common stock......................     2,535,487               --
                                                               -----------     ------------
Net cash provided by (used in) financing activities.........     2,309,131       (1,382,703)
                                                               -----------     ------------
Net increase (decrease) in cash and cash equivalents........       255,314      (21,884,110)
Cash and cash equivalents at beginning of period............           689       26,712,416
                                                               -----------     ------------
Cash and cash equivalents at end of period..................   $   256,003     $  4,828,306
                                                               ===========     ============
Noncash investing and financing transactions:
Capital leases entered into.................................   $        --     $ 17,438,803
                                                               ===========     ============

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

     Primary Network Holdings, Inc. (the Company) is headquartered in St. Louis, Missouri and provides full-service access to the Internet for corporate and residential users primarily in Missouri, Kansas, and Oklahoma. The Company also is a reseller of basic local telecommunications services, dedicated non-switched local exchange telecommunications services, and intrastate interexchange telecommunications services in Missouri. The basic local service is classified as competitive by the State of Missouri Public Service Commission (PSC) and is provided in portions of Missouri that are currently served primarily by Southwestern Bell Telephone Company (SWBT). Furthermore, the Company also serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. Billings are due upon receipt.

BASIS OF PRESENTATION

     The unaudited consolidated financial statements of Primary Network Holdings, Inc., the successor company, and CDM On-Line, Inc., the predecessor company, have been prepared in accordance with generally accepted accounting principles for interim financial information (refer to footnotes 1 and 2 in the September 30, 1999 audited financial statements of the Company for further explanation of the organization and basis of presentation and initial formation and capitalization of the Company). Accordingly, these interim financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements, and, therefore, should be read in conjunction with the Company's audited financial statements for the four months ended September 30, 1999, contained in this Prospectus. In the opinion of management, all adjustments (consisting only of normal recurring items) considered necessary for a fair presentation have been included. The results of operations for the three and six months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended September 30, 2000.

2. INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1999 and March 31, 2000:

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1999            2000
                                                       -------------    -----------
Computer equipment...................................   $ 4,465,458     $21,120,968
Software.............................................       478,574         890,576
Furniture, fixtures, and office equipment............       680,884         971,060
Capitalized collocation costs........................       150,236       7,992,275

                         PRIMARY NETWORK HOLDINGS, INC.

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1999            2000
                                                       -------------    -----------
Land, building, and leasehold improvements...........       285,552         535,447
Vehicles.............................................        71,348          71,348
                                                        -----------     -----------
                                                          6,132,052      31,581,674
Less accumulated depreciation and amortization.......    (1,881,830)     (4,323,645)
                                                        -----------     -----------
                                                          4,250,222      27,258,029
Construction in progress.............................     4,650,709       5,378,030
                                                        -----------     -----------
                                                        $ 8,900,931     $32,636,059
                                                        ===========     ===========

4. OTHER ASSETS

     Other assets consist of the following at September 30, 1999 and March 31, 2000:

                                                            SEPTEMBER 30,    MARCH 31,
                                                                1999            2000
                                                            -------------    ----------
Prepaid maintenance agreements............................    $     --       $1,484,806
Other non-current assets..................................     923,385          573,434
                                                              --------       ----------
                                                              $923,385       $2,058,240
                                                              ========       ==========

5. INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1999 and March 31, 2000:

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1999            2000
                                                       -------------    -----------
Acquired customer list...............................   $ 2,771,783     $ 5,460,083
Goodwill.............................................    11,631,661      16,213,676
                                                        -----------     -----------
                                                         14,403,444      21,673,759
Less accumulated amortization........................    (1,293,192)     (4,635,723)
                                                        -----------     -----------
                                                        $13,110,252     $17,038,036
                                                        ===========     ===========

6. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at September 30, 1999 and March 31, 2000:

                                                            SEPTEMBER 30,    MARCH 31,
                                                                1999            2000
                                                            -------------    ----------
Accrual for equipment acquired............................   $1,836,572      $       --
Accrued payroll and related expenses......................      366,933         661,704
Acquisition related holdback accrual......................      130,000         621,675
Deferred gain on sale leaseback...........................           --         468,037
Other accrued liabilities.................................      796,625       1,100,086
                                                             ----------      ----------
                                                             $3,130,130      $2,851,502
                                                             ==========      ==========

                         PRIMARY NETWORK HOLDINGS, INC.

7. SEGMENT INFORMATION

     The Company has three reportable segments, Internet, Retail, and Communications, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) before income taxes. The corporate and eliminations segment includes corporate assets, principally consisting of cash and cash equivalents, investments and debt issuance costs, corporate activities and the elimination of intersegment transactions. In addition, as a result of the initial formation and capitalization of the Company as of June 1, 1999, the Company adjusted its segment reporting structure whereby interest expense is no longer allocated to its three reportable segments.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories. The Communications segment, which was established June 1, 1999, provides facilities-based and resold basic local telecommunications service, including dedicated/non-switched local exchange services, and intrastate interexchange services.

     The following segment information is as of March 31 or for the three months and six months then ended:

                                                           THREE MONTHS ENDED MARCH 31, 1999
                                                                     (PREDECESSOR)
                                                          ------------------------------------
                                                           INTERNET      RETAIL       TOTAL
                                                          ----------    --------    ----------
Revenues from external customers........................  $1,271,052    $298,054    $1,569,106
Intersegment revenues...................................          --          --            --
Depreciation and amortization...........................      48,929       3,720        52,649
Interest expense........................................         988         231         1,219
Stock based compensation................................     390,615          --       390,615
Loss from continuing operations.........................    (171,084)   (191,124)     (362,208)
Income from discontinued operation -- Web Development...     (44,512)         --       (44,512)
Loss before income taxes................................    (215,596)   (191,124)     (406,720)
Segment assets..........................................   3,211,201     486,666     3,697,866
Capital expenditures, net of capital lease
  obligations...........................................      15,240       4,552        19,792

                                            THREE MONTHS ENDED MARCH 31, 2000 (SUCCESSOR)
                                 --------------------------------------------------------------------
                                                                           CORPORATE
                                                                              AND
                                  INTERNET     RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                                 ----------   --------   --------------   ------------   ------------
Revenues from external
  customers....................  $3,376,475   $286,211     $1,710,966              --    $  5,373,652
Intersegment revenues..........         415     30,847        291,650        (322,912)             --
Depreciation and
  amortization.................   1,442,521      9,158      1,936,122          61,999       3,449,800
Interest expense...............          --         --             --       2,203,765       2,203,765
Loss before income taxes.......  (1,427,120)    24,771     (4,709,975)     (6,069,943)    (12,182,267)
Segment assets.................  18,330,068    463,406     34,760,916      11,465,274      65,019,664
Capital expenditures, net of
  capital lease obligations....     238,556        547      2,862,114         493,813       3,595,030

                         PRIMARY NETWORK HOLDINGS, INC.

                                                            SIX MONTHS ENDED MARCH 31, 1999
                                                                     (PREDECESSOR)
                                                          ------------------------------------
                                                           INTERNET      RETAIL       TOTAL
                                                          ----------    --------    ----------
Revenues from external customers........................  $2,359,936    $518,800    $2,878,736
Intersegment revenues...................................          --          --            --
Depreciation and amortization...........................     137,396       7,445       144,841
Interest expense........................................      17,061       3,489        20,550
Stock based compensation................................     436,772          --       436,772
Loss from continuing operations.........................    (566,114)   (422,595)     (988,709)
Income from discontinued operation -- Web Development...      12,595          --        12,595
Loss before income taxes................................    (553,519)   (422,595)     (976,114)
Segment assets..........................................   3,211,201     486,665     3,697,866
Capital expenditures, net of capital lease
  obligations...........................................     101,875       8,802       110,677

                                             SIX MONTHS ENDED MARCH 31, 2000 (SUCCESSOR)
                                 --------------------------------------------------------------------
                                                                           CORPORATE
                                                                              AND
                                  INTERNET     RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                                 ----------   --------   --------------   ------------   ------------
Revenues from external
  customers....................  $6,244,646   $528,388     $2,854,131              --    $  9,627,165
Intersegment revenues..........       1,180     75,496        535,768        (612,444)             --
Depreciation and
  amortization.................   3,308,659     18,105      2,826,331         110,514       6,263,609
Interest expense...............          --         --             --       4,298,552       4,298,552
Loss before income taxes.......  (3,325,208)   (27,543)    (7,407,792)     (9,800,598)    (20,561,141)
Segment assets.................  18,330,068    463,406     34,760,916      11,465,274      65,019,664
Capital expenditures, net of
  capital lease obligations....     278,495      1,083      7,393,116       1,140,426       8,813,120

8. ACQUISITIONS

     In the six month period ended March 31, 2000, the Company made the following acquisitions:

     On October 1, 1999, the Company purchased substantially all of the assets of Information Systems Technologies, Inc. for approximately $591,000, net of liabilities assumed.

     On October 6, 1999, the Company purchased substantially all of the assets of Business Products Systems Internet, Inc. for approximately $700,000, net of liabilities assumed.

     On October 13, 1999, the Company purchased substantially all of the assets of UNI Networking Inc. for approximately $345,000, net of liabilities assumed.

     On October 20, 1999, the Company purchased all of the outstanding common stock of GlobalVision Systems, Inc. for approximately $3,102,000, net of cash acquired and liabilities assumed.

     On November 1, 1999, the Company purchased all of the outstanding common stock of Harvest Telecom, Inc. for approximately $50,000.

     On November 10, 1999, the Company purchased all of the outstanding common stock of Digital Internet Access, Inc. for approximately $1,418,000, net of cash acquired and liabilities assumed.

     The above acquisitions were accounted for under the purchase method of accounting, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per

                         PRIMARY NETWORK HOLDINGS, INC.

subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of approximately $32,600. For those businesses acquired, the results of operations are included in the Company's consolidated statement of operations from the dates of acquisition.

     The combined historical results for the acquisitions listed above were not deemed to be material and thus, pro forma financial information was not presented for the periods disclosed.

9. SECONDMENT AGREEMENT

     On November 23, 1999, the Company entered into a Secondment Agreement with an investor to obtain certain services to be provided by an employee of the investor. Under the terms of the agreement, the Company is required to pay $17,500 per month for the services, including out-of-pocket expenses. Furthermore, the seconded employee was issued 680,000 shares of Series B preferred stock which vests in eight equal quarterly installments over a two-year period and warrants with an exercise price of $1.52 per share to purchase an additional 520,000 shares of Series B preferred stock which vest in three equal annual installments. Furthermore, the investor was issued 170,000 shares of Series B preferred stock and was granted warrants with an exercise price of $1.52 to purchase an additional 130,000 shares of Series B preferred stock, both with the same vesting terms as the seconded employee described above. All of the above issuances and grants vest immediately upon the occurrence of certain events described in the agreement, including a change in control. The Company will recognize the compensation expense related to these transactions ratably over the vesting period. Finally, the investor is entitled to receive a fee, payable immediately, in the event the Company consummates certain transactions outlined in the agreement prior to June 1, 2000, including a change in control, obtaining senior debt from a financial institution, or issuing additional subordinated debt or equity securities.

10. LEASE TRANSACTIONS

     On February 23, 2000, the Company entered into an equipment capital lease to finance its continued build out of collocations. Under the terms of the lease, the Company is required to make thirty-six equal monthly payments of approximately $122,000 and has the guaranteed option to purchase the equipment at 10% of original purchase price or approximately $3,700,000. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The lease is secured by the equipment financed.

     On March 31, 2000, the Company entered into a sale leaseback agreement, whereby the Company sold collocation equipment with a book value of approximately $8,000,000 and subsequently entered into a capital lease for approximately $9,400,000, including the financing of approximately $900,000 in equipment maintenance agreements. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The gain resulting from this transaction of approximately $500,000 is being amortized over the term of the lease. Under the terms of the lease, the Company is required to make six monthly payments of approximately $106,000 and then thirty monthly payments of approximately $340,000. In addition to the equipment being financed under the lease, the Company granted the lessor an additional security interest in substantially all tangible and intangible assets of the Company. The lessor has provided a contingent clause in the agreement for the release of the additional security upon the Company obtaining unrestricted cash equity proceeds in the amount of $50,000,000 or greater. The lease agreement also contains covenants requiring the Company to maintain certain debt to total

                         PRIMARY NETWORK HOLDINGS, INC.

contributed capital ratios as well as requiring the Company to secure future minimum commitments of either secured bridge debt or unrestricted equity by various dates. The Company was in violation of its senior debt to contributed capital ratio covenant at April 30, 2000. Accordingly, the entire amount outstanding under this capital lease agreement has been classified as a current liability in the March 31, 2000 balance sheet.

11. SIGNIFICANT UNCERTAINTY

     In connection with the June 17, 1999 acquisition of Q-Networks Inc. (Qnet), the Company issued a $1,000,000 convertible note payable to the seller. The note was issued with an interest rate of 6 percent and is due in full no later than June 2001. Furthermore, the note allowed the holder to convert the note into shares of the Company in the event the Company completed an initial public offering. On July 20, 2000, the Company received notice from the seller declaring certain events of default on the part of the Company under the terms of the note. The notice also demanded the Company take all actions necessary to cure such events and that Qnet intends to seek indemnification from the Company for all damages and expenses incurred as a result of such alleged breaches. While the Company intends to vigorously defend its position, management and its legal counsel are unable to estimate the probability of outcome or the potential economic impact on the Company.

12. SUBSEQUENT EVENTS

LEASE COMMITMENT

     On April 15, 2000 the Company entered into an agreement for the lease of a new office building. The term of the agreement is five years with total annual rent of approximately $1,200,000. In addition, through July 14, 2000, the Company has committed $3,900,000 for leasehold improvements and certain equipment purchases related to this property.

MERGER

     On June 23, 2000, the Company was acquired by Mpower Communications Corp. (A/K/A MGC Communications, Inc.).

     In connection with the consummation of the merger, the following occurred:

     (i) The Company's stockholders exchanged their shares in the Company for 1,350,000 shares of common stock of Mpower Communications Corp. (Mpower). Each outstanding share of the Company's common stock and preferred stock was converted into .02022 shares of Mpower common stock.

     (ii) All of the Company's stock options outstanding under the Company's stock option plan shall continue to have, and be subject to, the same terms and conditions as set forth in the Company's stock option plan and the agreements pursuant to which such Company stock options were issued, except that each Company stock option shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

     (iii) The Company's 4,476,423 detachable non-callable warrants to the Investors that entitle the holders to purchase common shares of the Company at a price of $3.385 per share shall continue to be subject to the same terms and conditions, except that each warrant shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

                         PRIMARY NETWORK HOLDINGS, INC.

     (iv) Mpower assumed approximately $80,000,000 of net liabilities of the Company, a portion of were exchanged for additional high-yield bonds to be issued under Mpower's recent high-yield financing indenture. The holders of exchanged debt also received 50,000 shares of Mpower common stock.

     (v)  Mpower became the sole stockholder of the Company.

NOTE PAYABLE

     On April 27, 2000 the Company issued a $10,000,000 senior promissory note (senior note) to Mpower due the earliest of April 17, 2001, upon a change of control of the Company other than the merger discussed above, or upon the event of default, as defined. Interest accrues at 15 percent per annum until the maturity date. After the maturity date, interest accrues at 18 percent per annum until the senior note is paid in full. At any time prior to maturity of the senior note, the unpaid principal amount of the senior note together with any accrued but unpaid interest may be prepaid in whole or in part as long as the Company has provided at least 15 business days notice to Mpower.

     Due to the issuance of this senior note, the Company was in violation of a covenant included in the Note and Purchase Agreement dated June 1, 1999 related primarily to limitations of indebtedness. The holders of Notes waived their right to call the debt as well as this covenant violation as of April 27, 2000.

                         PRIMARY NETWORK HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                             SEPTEMBER 30,    DECEMBER 31,
                                                                 1999             1999
                                                             -------------    ------------
                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................  $ 26,712,416     $ 15,644,224
  Investments..............................................     5,076,212               --
  Accounts receivable, less allowance for doubtful accounts
     of $630,920 at September 30, 1999 and $1,014,009 at
     December 31, 1999.....................................       963,512        2,238,733
  Due from affiliates......................................     1,052,505          995,807
  Inventory................................................       105,886          129,610
  Other current assets.....................................       923,385        1,603,446
                                                             ------------     ------------
          Total current assets.............................    34,833,916       20,611,820
Restricted cash............................................     1,000,000        1,000,000
Property and equipment, net................................     8,900,931       20,361,875
Refundable capital lease deposit with affiliate............       707,660          707,660
Debt issuance costs, net of accumulated amortization of
  $160,582 at September 30, 1999 and $281,020 at December
  31, 1999.................................................     3,211,658        3,091,221
Intangible assets, net.....................................    13,110,252       18,628,241
                                                             ------------     ------------
                                                             $ 61,764,417     $ 64,400,817
                                                             ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.........................................  $  2,322,537     $  4,112,501
  Accrued expenses.........................................     3,130,130        8,243,755
  Unearned revenues........................................     1,069,696        1,171,315
  Current maturities of capital lease obligations..........     1,137,019        1,626,112
  Note payable.............................................        16,614          462,928
  Due to affiliates........................................       158,376               --
                                                             ------------     ------------
          Total current liabilities........................     7,834,372       15,616,611
  Capital lease obligations, less current maturities.......     1,280,252        1,906,408
  Convertible note payable.................................     1,000,000        1,750,000
  Senior subordinated discount note........................    48,837,310       50,687,106
Stockholders' equity (deficit):
  Preferred Stock, $.001 par value, 20,000,000 shares
     authorized Series A preferred stock, 2,306,765 shares
     issued and outstanding................................       494,375          494,375
     Series B preferred stock, 1,500,000 shares designated,
     850,000 shares issued and outstanding.................            --          170,000
  Deferred stock compensation..............................            --         (162,917)
  Common stock, $.001 par value, 80,000,000 shares
     authorized, 63,600,815 shares issued..................        63,601           63,601
  Additional paid-in capital...............................    14,496,596       14,496,596
  Accumulated deficit......................................   (12,242,089)     (20,620,963)
                                                             ------------     ------------
                                                                2,812,483       (5,559,308)
                                                             ------------     ------------
                                                             $ 61,764,417     $ 64,400,817
                                                             ============     ============

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                        --------------------------------------
                                                          DECEMBER 31,         DECEMBER 31,
                                                              1998                 1999
                                                          (PREDECESSOR)         (SUCCESSOR)
                                                        -----------------    -----------------
Revenues:
  Access revenues.....................................     $  885,017           $ 2,631,621
  Communication revenues..............................             --             1,143,165
  Retail revenues.....................................        220,746               242,177
  Other revenues......................................        203,866               236,550
                                                           ----------           -----------
                                                            1,309,629             4,253,513
Costs and expenses:
  Costs of access revenues............................        337,216             1,075,386
  Cost of communication revenues......................             --             1,165,203
  Cost of retail revenues.............................        146,925                97,296
  Costs of other revenues.............................        163,925               207,052
  Operations and customer support.....................        193,032             1,595,724
  Sales and marketing.................................        237,028             1,342,581
  General and administrative..........................        420,720             2,392,719
  Retail store expenses...............................        298,308               189,861
  Depreciation and amortization.......................         92,192             2,813,809
                                                           ----------           -----------
                                                            1,889,346            10,879,631
                                                           ----------           -----------
Loss from operations..................................       (579,717)           (6,626,118)
Other income (expense):
  Interest expense -- affiliates......................        (18,909)                   --
  Interest expense....................................           (422)           (2,094,787)
  Other, net..........................................        (27,453)              342,031
                                                           ----------           -----------
Loss from continuing operations.......................       (626,501)           (8,378,874)
Income from operations of discontinued Web development
  division............................................         57,106                    --
                                                           ----------           -----------
Loss before income taxes..............................       (569,395)           (8,378,874)
Provision for income taxes............................             --                    --
                                                           ----------           -----------
Net loss..............................................     $ (569,395)          $(8,378,874)
                                                           ==========           ===========

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                              -----------------------------
                                                              DECEMBER 31,     DECEMBER 31,
                                                                  1998             1999
                                                              (PREDECESSOR)    (SUCCESSOR)
                                                              -------------    ------------
OPERATING ACTIVITIES
Net loss....................................................    $(569,395)     $ (8,378,874)
Adjustments to reconcile net loss to net cash used in
  operating activities:                                                --                --
  Depreciation and amortization.............................       92,192         2,813,809
  Amortization of debt issuance costs.......................           --           120,438
  Allowance for doubtful accounts...........................       14,692           387,471
  Accretion of discount on senior subordinated debt.........           --         1,849,796
  Amortization of discount on investment....................           --           (48,788)
  Stock based compensation expense..........................       46,157             7,083
  Changes in operating assets and liabilities:
     Accounts receivable....................................       75,189        (1,510,404)
     Due from affiliates....................................     (203,164)           56,698
     Inventory..............................................       14,041           (23,724)
     Other current assets...................................      (38,226)         (668,631)
     Accounts payable.......................................       66,531         1,635,906
     Accrued expenses.......................................      102,697           (86,704)
     Unearned revenues......................................       42,205          (118,969)
                                                                ---------      ------------
Net cash used in operating activities.......................     (357,081)       (3,964,893)
INVESTING ACTIVITIES
Sale of held to maturity security...........................           --         5,125,000
Advances to affiliates......................................     (152,172)               --
Purchases of property and equipment, net of accrued
  expenses..................................................      (90,885)       (5,218,090)
Acquisition of Information Services Technologies, Inc. .....           --          (591,006)
Acquisition of Business Product Systems Internet, Inc. .....           --          (700,112)
Acquisition of UNI Networking, Inc. ........................           --          (345,301)
Acquisition of Global Vision Systems, Inc., net of cash
  acquired..................................................           --        (3,102,445)
Acquisition of Digital Internet Access Inc., net of cash
  acquired..................................................           --        (1,417,771)
Acquisition of Harvest Communications, Inc. ................           --           (50,000)
                                                                ---------      ------------
Net cash used in investing activities.......................     (243,057)       (6,299,725)
FINANCING ACTIVITIES
Principal payments of obligations under capital lease.......           --          (645,198)
Net proceeds under line of credit...........................       20,000                --
Purchase of common stock held in treasury...................      (33,255)               --
Due to affiliates...........................................      634,226          (158,376)
Proceeds from issuance of common stock......................      279,058                --
                                                                ---------      ------------
Net cash provided by (used in) financing activities.........      900,029          (803,574)
                                                                ---------      ------------
Net increase (decrease) in cash and cash equivalents........      299,891       (11,068,192)
Cash and cash equivalents at beginning of period............          689        26,712,416
                                                                ---------      ------------
Cash and cash equivalents at end of period..................    $ 300,580      $ 15,644,224
                                                                =========      ============

                         PRIMARY NETWORK HOLDINGS, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

     Primary Network Holdings, Inc. (the Company) is headquartered in St. Louis, Missouri, and provides full-service access to the Internet for corporate and residential users primarily in Missouri and Kansas. The Company also is a reseller of basic local telecommunications services, dedicated non-switched local exchange telecommunications services, and intrastate interexchange telecommunications services in Missouri. The basic local service is classified as competitive by the State of Missouri Public Service Commission (PSC) and is provided in portions of Missouri that are currently served primarily by Southwestern Bell Telephone Company (SWBT). Furthermore, the Company also serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. Billings are due upon receipt.

BASIS OF PRESENTATION

     The unaudited consolidated financial statements of Primary Network Holdings, Inc., the successor company, and CDM On-Line, Inc., the predecessor company, have been prepared in accordance with generally accepted accounting principles for interim financial information (refer to footnotes 1 and 2 in the September 30, 1999 audited financial statements of the Company for further explanation of the organization and basis of presentation and initial formation and capitalization of the Company). Accordingly, these interim financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements, and, therefore, should be read in conjunction with the Company's audited financial statements for the four months ended September 30, 1999, contained in this Prospectus. In the opinion of management, all adjustments (consisting only of normal recurring items) considered necessary for a fair presentation have been included. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results that may be expected for the year ended September 30, 2000.

2. INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

                         PRIMARY NETWORK HOLDINGS, INC.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1999 and December 31, 1999:

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1999             1999
                                                       -------------    ------------
Computer equipment...................................   $ 4,465,458     $ 6,441,308
Software.............................................       478,574         698,167
Furniture, fixtures, and office equipment............       680,884         793,849
Capitalized collocation costs........................       150,236       4,342,291
Land, building, and leasehold improvements...........       285,552         480,219
Vehicles.............................................        71,348          71,348
                                                        -----------     -----------
                                                          6,132,052      12,827,182
Less accumulated depreciation and amortization.......    (1,881,830)     (2,459,256)
                                                        -----------     -----------
                                                          4,250,222      10,367,926
Construction in progress.............................     4,650,709       9,993,949
                                                        -----------     -----------
                                                        $ 8,900,931     $20,361,875
                                                        ===========     ===========

4. INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1999 and December 31, 1999:

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1999             1999
                                                       -------------    ------------
Acquired customer list...............................   $ 2,771,783     $ 5,460,083
Goodwill.............................................    11,631,661      16,733,735
                                                        -----------     -----------
                                                         14,403,444      22,193,818
Less accumulated amortization........................    (1,293,192)     (3,565,577)
                                                        -----------     -----------
                                                        $13,110,252     $18,628,241
                                                        ===========     ===========

5. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at September 30, 1999 and December 31, 1999:

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1999             1999
                                                       -------------    ------------
Accrual for equipment acquired.......................   $1,836,572       $6,369,305
Accrued payroll and related expenses.................      366,933          550,076
Acquisition related holdback accrual.................      130,000          751,355
Other accrued liabilities............................      796,625          573,019
                                                        ----------       ----------
                                                        $3,130,130       $8,243,755
                                                        ==========       ==========

                         PRIMARY NETWORK HOLDINGS, INC.

6. SEGMENT INFORMATION

     The Company has three reportable segments, Internet, Retail, and Communications, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) before income taxes. The corporate and eliminations segment includes corporate assets, principally consisting of cash and cash equivalents, investments and debt issuance costs, corporate activities and the elimination of intersegment transactions. In addition, as a result of the initial formation and capitalization of the Company as of June 1, 1999, the Company adjusted its segment reporting structure whereby interest expense is no longer allocated to its three reportable segments.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories. The Communications segment, which was established June 1, 1999, provides facilities-based and resold basic local telecommunications service, including dedicated/non-switched local exchange services, and intrastate interexchange services.

     The following segment information is as of December 31 or for the three months then ended:

                                                              1998 (PREDECESSOR)
                                                     -------------------------------------
                                                      INTERNET      RETAIL        TOTAL
                                                     ----------    ---------    ----------
Revenues from external customers...................  $1,088,883    $ 220,746    $1,309,629
Intersegment revenues..............................          --           --            --
Depreciation and amortization......................      88,467        3,725        92,192
Interest expense...................................      16,073        3,258        19,331
Loss from continuing operations....................    (395,028)    (231,473)     (626,501)
Income from discontinued operation -- Web
  Development......................................      57,106           --        57,106
Loss before income taxes...........................    (337,922)    (231,473)     (569,395)
Segment assets.....................................   1,123,687      540,241     1,663,928
Capital expenditures, net of accrued expenses......      86,635        4,250        90,885

                                                        1999 (SUCCESSOR)
                              --------------------------------------------------------------------
                                                                         CORPORATE
                                                                            AND
                               INTERNET      RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                              -----------   --------   --------------   ------------   -----------
Revenues from external
  customers.................  $ 2,868,171   $242,177    $ 1,143,165              --    $ 4,253,513
Intersegment Revenues.......          765     44,649        244,118        (289,532)            --
Depreciation and
  amortization..............    1,866,138      8,947        890,209          48,515      2,813,809
Interest expense............           --         --             --       2,094,787      2,094,787
Loss before income taxes....   (1,898,088)   (52,314)    (2,697,817)     (3,730,655)    (8,378,874)
Segment assets..............   20,192,172    360,552     22,502,260      21,345,833     64,400,817
Capital expenditures, net of
  accrued expenses..........       39,939        536      4,531,002         646,613      5,218,090

                         PRIMARY NETWORK HOLDINGS, INC.

7. ACQUISITIONS

     In the three month period ended December 31, 1999, the Company made the following acquisitions:

     On October 1, 1999, the Company purchased substantially all of the assets of Information Systems Technologies, Inc. for approximately $591,000, net of liabilities assumed.

     On October 6, 1999, the Company purchased substantially all of the assets of Business Products Systems Internet, Inc. for approximately $700,000, net of liabilities assumed.

     On October 13, 1999, the Company purchased substantially all of the assets of UNI Networking Inc. for approximately $345,000, net of liabilities assumed.

     On October 20, 1999, the Company purchased all of the outstanding common stock of GlobalVision Systems, Inc. for approximately $3,102,000, net of cash acquired and liabilities assumed.

     On November 1, 1999, the Company purchased all of the outstanding common stock of Harvest Telecom, Inc. for approximately $50,000.

     On November 10, 1999, the Company purchased all of the outstanding common stock of Digital Internet Access, Inc. for approximately $1,418,000, net of cash acquired and liabilities assumed.

     The above acquisitions were accounted for under the purchase method of accounting, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of approximately $32,600. For those businesses acquired, the results of operations are included in the Company's consolidated statement of operations from the dates of acquisition.

     The combined historical results for the acquisitions listed above were not deemed to be material and thus, pro-forma financial information was not presented for the periods disclosed.

8. SECONDMENT AGREEMENT

     On November 23, 1999, the Company entered into a Secondment Agreement with an investor to obtain certain services to be provided by an employee of the investor. Under the terms of the agreement, the Company is required to pay $17,500 per month for the services, including out-of-pocket expenses. Furthermore, the seconded employee was issued 680,000 shares of Series B preferred stock which vests in eight equal quarterly installments over a two-year period and warrants with an exercise price of $1.52 per share to purchase an additional 520,000 shares of Series B preferred stock which vest in three equal annual installments. Furthermore, the investor was issued 170,000 shares of Series B preferred stock and was granted warrants with an exercise price of $1.52 to purchase an additional 130,000 shares of Series B preferred stock, both with the same vesting terms as the seconded employee described above. All of the above issuances and grants vest immediately upon the occurrence of certain events described in the agreement, including a change in control. The Company will recognize the compensation expense related to these transactions ratably over the vesting period. Finally, the investor is entitled to receive a fee, payable immediately, in the event the Company consummates certain transactions outlined in the agreement prior to June 1, 2000, including a change in control, obtaining senior debt from a financial institution, or issuing additional subordinated debt or equity securities.

                         PRIMARY NETWORK HOLDINGS, INC.

9. SUBSEQUENT EVENTS

LEASE TRANSACTIONS

     On February 23, 2000, the Company entered into an equipment capital lease to finance its continued build out of collocations. Under the terms of the lease, the Company is required to make thirty-six equal monthly payments of approximately $122,000 and has the guaranteed option to purchase the equipment at 10% of original purchase price or approximately $3,700,000. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The lease is secured by the equipment financed.

     On March 31, 2000, the Company entered into a sale leaseback agreement, whereby the Company sold collocation equipment with a book value of approximately $8,000,000 and subsequently entered into a capital lease for approximately $9,400,000, including the financing of approximately $900,000 in equipment maintenance agreements. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The gain resulting from this transaction of approximately $500,000 is being amortized over the term of the lease. Under the terms of the lease, the Company is required to make six monthly payments of approximately $106,000 and then thirty monthly payments of approximately $340,000.

     In addition to the equipment being financed under the lease, the Company granted the lessor an additional security interest in substantially all tangible and intangible assets of the Company. The lessor has provided a contingent clause in the agreement for the release of the additional security upon the Company obtaining unrestricted cash equity proceeds in the amount of $50,000,000 or greater. The lease agreement also contains covenants requiring the Company to maintain certain debt to total contributed capital ratios as well as requiring the Company to secure future minimum commitments of either secured bridge debt or unrestricted by various dates.

LEASE COMMITMENT

     On April 15, 2000 the Company entered into an agreement for the lease of a new office building. The term of the agreement is five years with total annual rent of approximately $1,200,000. In addition, the Company has committed $3,900,000 for leasehold improvements and certain equipment purchases related to this property.

PENDING TRANSACTION

     On April 17, 2000, the Company signed an agreement and plan of merger (merger agreement) with Mpower Communications Corp. (A/K/A MGC Communications, Inc.).

     In connection with the consummation of the merger agreement, the following will occur:

      (i) The Company's stockholders will exchange their shares in the Company for 1,350,000 shares of common stock of Mpower Communications Corp. (Mpower). Each outstanding share of the Company's common stock and preferred stock will be converted into .02022 shares of Mpower common stock.

      (ii) All of the Company's stock options outstanding under the Company's stock option plan shall continue to have, and be subject to, the same terms and conditions as set forth in the Company's stock option plan and the agreements pursuant to which such Company stock options were issued, except that each Company stock option shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

                         PRIMARY NETWORK HOLDINGS, INC.

     (iii) The Company's 4,476,423 detachable non-callable warrants to the Investors that entitle the holders to purchase common shares of the Company at a price of $3.385 per share shall continue to be subject to the same terms and conditions, except that each warrant shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

      (iv) Mpower will assume approximately $80,000,000 of net liabilities of the Company, a portion of which will be swapped for additional high-yield bonds to be issued under Mpower's recent high-yield financing indenture. The holders of the swapped debt will also receive 50,000 shares of Mpower common stock.

      (v) Mpower will become the sole stockholder of the Company.

NOTE PAYABLE

     On April 27, 2000 the Company issued a $10,000,000 senior promissory note (senior note) to Mpower due the earliest of April 17, 2001, upon a change of control of the Company other than the pending transaction discussed above, or upon the event of default, as defined. Interest accrues at 15 percent per annum until the maturity date. After the maturity date, interest accrues at 18 percent per annum until the senior note is paid in full. At any time prior to maturity of the senior note, the unpaid principal amount of the senior note together with any accrued but unpaid interest may be prepaid in whole or in part as long as the Company has provided at least 15 business days notice to Mpower.

     Due to the issuance of this senior note, the Company was in violation of a covenant included in the Note and Purchase Agreement dated June 1, 1999 related primarily to limitations of indebtedness. The holders of Notes waived their right to call the debt as well as this covenant violation as of April 27, 2000.

                       CONSOLIDATED FINANCIAL STATEMENTS

                         PRIMARY NETWORK HOLDINGS, INC.
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999
                      WITH REPORT OF INDEPENDENT AUDITORS

                         PRIMARY NETWORK HOLDINGS, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999

                                    CONTENTS

Report of Independent Auditors..............................   23
Consolidated Financial Statements
Consolidated Balance Sheet..................................   24
Consolidated Statement of Operations........................   25
Consolidated Statement of Stockholders' Equity..............   26
Consolidated Statement of Cash Flows........................   27
Notes to Consolidated Financial Statements..................   28

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Primary Network Holdings, Inc.

     We have audited the accompanying consolidated balance sheet of Primary Network Holdings, Inc. as of September 30, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period June 1, 1999 to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Primary Network Holdings, Inc. at September 30, 1999 and the consolidated results of its operations and its cash flows for the period June 1, 1999 to September 30, 1999, in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant operating losses and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The September 30, 1999 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

February 11, 2000, except for
Note 16, as to which the date is April 27, 2000
St. Louis, Missouri

                         PRIMARY NETWORK HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 26,712,416
  Investments...............................................     5,076,212
  Accounts receivable, less allowance for doubtful accounts
     of $630,920............................................       963,512
  Due from affiliates.......................................     1,052,505
  Inventory.................................................       105,886
  Prepaid expenses and other current assets.................       923,385
                                                              ------------
          Total current assets..............................    34,833,916
Restricted cash.............................................     1,000,000
Property and equipment, net.................................     8,900,931
Refundable capital lease deposit with affiliate.............       707,660
Debt issuance costs, net of accumulated amortization of
  $160,582..................................................     3,211,658
Intangible assets, net......................................    13,110,252
                                                              ------------
                                                              $ 61,764,417
                                                              ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  2,322,537
  Accrued expenses..........................................     3,130,130
  Unearned revenues.........................................     1,069,696
  Current maturities of capital lease obligations...........     1,137,019
  Note payable..............................................        16,614
  Due to affiliates.........................................       158,376
                                                              ------------
          Total current liabilities.........................     7,834,372
Capital lease obligations, less current maturities..........     1,280,252
Convertible note payable....................................     1,000,000
Senior subordinated discount notes..........................    48,837,310
Stockholders' equity:
  Preferred stock, $.001 par value, 20,000,000 shares
     authorized Series A, 2,306,765 shares issued and
     outstanding............................................       494,375
  Common stock, $.001 par value, 80,000,000 shares
     authorized, 63,600,815 shares issued and outstanding...        63,601
  Additional paid-in capital................................    14,496,596
  Accumulated deficit.......................................   (12,242,089)
                                                              ------------
                                                                 2,812,483
                                                              ------------
                                                              $ 61,764,417
                                                              ============

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999

Revenues:
  Access revenues...........................................  $ 2,712,058
  Communications revenues...................................      850,367
  Retail revenues...........................................      350,715
  Other revenues............................................      168,997
                                                              -----------
                                                                4,082,137
Costs and expenses:
  Costs of access revenues..................................      947,293
  Costs of communications revenues..........................      903,846
  Costs of retail revenues..................................      141,734
  Costs of other revenues...................................      109,700
  Operations and customer support...........................    1,595,725
  Sales and marketing.......................................    1,342,581
  General and administrative................................    2,046,290
  Retail store expenses.....................................      275,554
  Depreciation and amortization.............................    1,766,901
  Impairment charge.........................................      254,132
                                                              -----------
                                                                9,383,756
                                                              -----------
Loss from operations........................................   (5,301,619)
Other income (expense):
  Interest expense -- affiliates............................     (118,507)
  Interest expense..........................................   (2,582,804)
  Interest income -- affiliates.............................       30,301
  Other income, net.........................................      663,926
                                                              -----------
                                                               (2,007,084)
                                                              -----------
Loss before income taxes....................................   (7,308,703)
Provision for income taxes..................................           --
                                                              -----------
Net loss....................................................  $(7,308,703)
                                                              ===========

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                             SERIES A PREFERRED
                                   STOCK               COMMON STOCK       ADDITIONAL
                            --------------------   --------------------     PAID-IN     ACCUMULATED
                             SHARES      AMOUNT      SHARES     AMOUNT      CAPITAL       DEFICIT
                            ---------   --------   ----------   -------   -----------   ------------
Balance at June 1, 1999...         --   $     --           --   $    --   $        --   $         --
  Issuance of stock in
     connection with the
     acquisition of CDM
     Online, Inc..........         --         --   24,632,359    24,632     6,655,497     (4,933,386)
  Issuance of stock in
     connection with the
     acquisition of
     BroadSpan
     Communications,
     Inc..................         --         --    7,085,664     7,086     1,511,480             --
  Issuance of stock in
     initial
     capitalization (See
     Note 2)..............  2,306,765    494,375   31,882,792    31,883     6,329,619             --
  Net loss................         --         --           --        --            --     (7,308,703)
                            ---------   --------   ----------   -------   -----------   ------------
Balance at September 30,
  1999....................  2,306,765   $494,375   63,600,815   $63,601   $14,496,596   $(12,242,089)
                            =========   ========   ==========   =======   ===========   ============

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999

OPERATING ACTIVITIES
Net loss....................................................  $ (7,308,703)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................     1,766,901
  Amortization of debt issue costs..........................       160,582
  Allowance for doubtful accounts...........................       305,692
  Accretion of discount on senior subordinated debt.........     2,392,255
  Amortization of discount on investment....................       (76,667)
  Impairment charge.........................................       254,132
  Gain on disposal of fixed assets..........................       (75,000)
  Changes in operating assets and liabilities:
     Accounts receivable....................................      (178,375)
     Due from affiliates....................................    (1,126,900)
     Inventory..............................................        (9,560)
     Prepaid expenses and other current assets..............      (532,987)
     Accounts payable.......................................      (209,308)
     Accrued expenses.......................................       825,371
     Due to affiliates......................................      (348,488)
     Unearned revenues......................................       105,706
                                                              ------------
Net cash used in operating activities.......................    (4,055,349)
INVESTING ACTIVITIES
Increase in restricted cash.................................    (1,000,000)
Purchase of held-to-maturity security.......................    (4,999,545)
Cash acquired in acquisition of CDM On-Line, Inc............        73,938
Cash acquired in acquisition of BroadSpan Communications,
  Inc.......................................................       109,762
Acquisition of InLink Communications Company................    (4,738,848)
Acquisition of Q-Networks Inc., net of cash acquired........    (3,980,795)
Acquisition of CySource, Inc................................      (593,502)
Additional costs incurred in acquisitions made by
  predecessor in prior periods..............................       (34,726)
Purchase of property and equipment, net of accounts
  payable...................................................    (3,772,056)
                                                              ------------
Net cash used in investing activities.......................   (18,935,772)
FINANCING ACTIVITIES
Payments of equity and debt issuance costs..................    (3,071,307)
Principal payments of obligations under capital leases......      (222,350)
Proceeds from issuance of senior subordinated discount
  notes.....................................................    46,445,055
Proceeds from issuance of common stock......................     6,554,945
Principal payments under note payable.......................        (2,806)
                                                              ------------
Net cash provided by financing activities...................    49,703,537
                                                              ------------
Net increase in cash and cash equivalents...................    26,712,416
Cash and cash equivalents at June 1, 1999...................            --
                                                              ------------
Cash and cash equivalents at September 30, 1999.............  $ 26,712,416
                                                              ============
Noncash investing and financing transactions:
  Note payable issued to seller in acquisition of Q-Networks
     Inc....................................................  $  1,000,000
                                                              ============
  Capital leases entered into...............................  $    119,311
                                                              ============

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

1. ORGANIZATION AND BASIS OF PRESENTATION

     Primary Network Holdings, Inc., a Delaware corporation (PNH or the Company), was incorporated on March 3, 1999 for the purpose of combining two affiliated entities, CDM On-Line, Inc., d/b/a/ Primary Network Internet, Inc.
(PNI), an Internet service provider (ISP), and BroadSpan Communications, Inc., d/b/a/ Primary Network Communication, Inc. (PNC), a competitive local exchange carrier (CLEC). In an April 1999 joint stockholders meeting, the stockholders of PNI and PNC voted to approve an Agreement & Plan of Reorganization, pursuant to which the respective stockholders of each company would exchange their current ownership interests for shares of common stock in the Company effective the close of business on May 31, 1999 (the Exchange) (see Note 3). Subsequent to the Exchange, PNI and PNC continued as wholly owned subsidiaries of the Company.

     The Company was in the development stage for the period from March 3, 1999 (date of inception) to June 1, 1999. Accordingly, the Company had no assets, liabilities, or financial activity prior to June 1, 1999.

     Pursuant to the requirements of the Securities and Exchange Commission's Staff Accounting Bulletin No. 97, which was issued and became effective July 31, 1996, although the Company is the legal acquiror of both entities, PNI has been designated as the acquirer of PNC and the predecessor of PNH for financial reporting purposes. This designation was the result of the PNI stockholders receiving the largest ownership interests in the combined corporation subsequent to the Exchange. In addition, because PNI was treated as the acquirer in the Exchange for financial accounting purposes, the Company's financial position on June 1, 1999 reflected the historical cost basis of PNI. Furthermore, the acquisition of PNC was accounted for as a purchase transaction, and accordingly, purchase accounting adjustments, including the recognition of goodwill, were recorded based on the fair value of the Company's common stock issued in the Exchange at that date.

     The accompanying consolidated financial statements of the Company for the period June 1, 1999 to September 30, 1999 have been prepared on a going-concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $7,308,703 and had negative cash flows from operations of $4,055,349 for the period June 1, 1999 to September 30, 1999. Additionally, the Company continues to incur substantial capital expenditures as it relates to the collocation build-out for its Digital Subscriber Line (DSL) service, which is necessary for the Company to be able to offer its future core services, and has continued to incur operating losses through the first four months of fiscal 2000. These two factors have resulted in a significant decrease in the Company's cash position subsequent to year-end. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Furthermore, the online services, Internet, and telecommunications markets are highly competitive. The Company believes that existing competitors, Internet-based services, other ISPs, Internet directory services, incumbent local exchange carriers, other CLECs, and other telecommunications companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. The Company's viability as a going concern is dependent upon management's operational and financing plans to address these conditions which include, but are not limited to, obtaining additional equity and debt financing, continuing investments in its infrastructure to increase its efficiency and capacity to serve

                         PRIMARY NETWORK HOLDINGS, INC.

existing and additional customers, and employing marketing and sales strategies to increase its customer base. Although there can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow, the Company believes that these steps are appropriate and will enable the Company to effectively reorganize its operations. Under current circumstances, the Company's ability to continue as a going concern depends upon the successful implementation of its plan. If the Company is unsuccessful in its efforts, it may be necessary to undertake such other actions as may be appropriate to preserve asset values. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. INITIAL FORMATION AND CAPITALIZATION

     As described in Note 1, effective the close of business on May 31, 1999, the Company legally acquired PNI through the execution of an Agreement & Plan of Reorganization, whereby all common stockholders of PNI exchanged each of their shares for 16.67 shares of common stock in the Company. This transaction resulted in the issuance of 24,632,359 common shares of the Company and occurred simultaneously with the acquisition of PNC discussed below and, as mentioned previously, resulted in PNI being designated as the accounting acquirer of PNC and PNI being deemed to be the predecessor of PNH. Accordingly, the Company's acquisition of PNI was accounted for using the carryover basis of PNI's assets, liabilities, and retained earnings. As a result, no goodwill was recorded in this acquisition. The net carrying value of PNI's assets as of the acquisition date was $1,746,743.

     Also in connection with the Agreement & Plan of Reorganization, the Company legally acquired PNC, whereby all common stockholders of PNC exchanged each of their shares for 13.227 shares of common stock in the Company. This transaction resulted in the issuance of 7,085,664 common shares of the Company and was accounted for under the purchase method of accounting, based on the fair value of the Company's common stock issued in the Exchange at the acquisition date of $1,518,566, plus net liabilities assumed of $1,702,547 and acquisition costs of $100,420. The purchase price allocation resulted in the Company recording total goodwill associated with this transaction of $3,321,533.

     The acquisitions of PNI and PNC have been structured as tax-free exchanges of stock; therefore, the difference between the recognized fair value of the acquired assets, including intangible assets, and their historical tax bases is not deductible for income tax purposes.

     On June 1, 1999, the Company entered into a Purchase Agreement with a syndicate of investors (Investors) to obtain additional financing. Under this agreement, the Company received cash proceeds of $53,000,000 and issued the following debt and equity securities to the Investors: senior subordinated discount notes with a face value of $84,473,948, 30,564,640 shares of common stock, and detachable non-callable warrants to purchase 4,476,423 shares of common stock. The Company determined the fair value of the common stock based upon an independent valuation as of June 1, 1999. Accordingly, the Company allocated the proceeds received among the debt, common stock, and warrants based on their respective fair values at the time of issuance. The value attributable to the common stock of approximately $6,550,000 was recorded as a debt discount to be charged to interest expense over the life of the notes. The fair value of the warrants was deemed insignificant on the date of grant, and thus only a nominal amount was recorded as additional paid-in capital. This nominal

                         PRIMARY NETWORK HOLDINGS, INC.

value was also recorded as a debt discount to be charged to interest expense over the life of the notes. The balance of the proceeds of approximately $46,445,000 was allocated to the notes.

     Offering costs incurred in connection with the Purchase Agreement of approximately $3,500,000, including legal costs, accounting fees, and financial advisor fees, were recorded as debt issuance costs or as a reduction to additional paid-in capital, based on the proportional allocation of proceeds described above. Included in these offering costs were amounts equaling the fair value at the transaction date of 2,306,765 shares of the Company's Series A preferred stock and 1,318,152 shares of the Company's common stock which were granted to certain investors who also acted as financial advisors and exclusive placement agents in this transaction.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     The Company, which is headquartered in St. Louis, Missouri, provides full-service access to the Internet for corporate and residential users primarily in Missouri and Kansas. The Company also is a reseller of basic local telecommunications services, dedicated non-switched local exchange telecommunications services, and intrastate interexchange telecommunications services in Missouri. The basic local service is classified as competitive by the State of Missouri Public Service Commission (PSC) and is provided in portions of Missouri that are currently served primarily by Southwestern Bell Telephone Company (SWBT). Furthermore, the Company also serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area.

CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of all of its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

ACCOUNTING PERIOD

     Effective June 1, 1999, the Company changed its fiscal year-end from December 31, which was used by its predecessor, to September 30.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

INVESTMENTS

     Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and discounts to maturity. Such amortization and the interest on securities are included in other income.

                         PRIMARY NETWORK HOLDINGS, INC.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Costs related to software developed for internal use are capitalized in accordance with AcSEC Statement of Position 98-1, Accounting for the Costs of Computer Software Developed For or Obtained For Internal Use. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from 18 months to 15 years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life of the assets.

     Capitalized collocation costs represent application fees, equipment costs, and leasehold improvement costs related to the leasing of collocation space at SWBT. These costs are necessary for the delivery of certain communication services, primarily DSL service, to the Company's customers. The Company depreciates these costs using a straight-line method over a three-year period beginning on the date the service becomes available. At September 30, 1999, the Company has incurred $4,650,709 of collocation costs which are under construction and classified in construction in progress.

     Equipment under capital leases is amortized over its related lease terms or its estimated productive useful lives, depending on the criteria met in determining a lease's qualification as a capital lease. Costs of repair and maintenance are charged to expense as incurred.

INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

CUSTOMER LISTS

     The cost of customer lists acquired is being amortized over three years using the straight-line method.

GOODWILL

     Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over three years.

IMPAIRMENT OF LONG-LIVED ASSETS

     Periodically, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. Based on these criteria, customer lists and goodwill associated with assets acquired in a business combination are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. During the four-month period ended September 30, 1999, the Company recorded a $254,000 noncash charge to earnings related to the impairment associated with the acquisition of the customer list and goodwill of CySource, Inc. (see Note 4).

STOCK COMPENSATION

     The Financial Accounting Standards Board's SFAS No. 123, Accounting for Stock-Based Compensation, establishes the use of the fair value-based method of accounting for stock-based

                         PRIMARY NETWORK HOLDINGS, INC.

employee compensation arrangements, under which compensation cost is determined using the fair value of stock-based compensation determined as of the grant date and is recognized over the periods in which the related services are rendered. SFAS No. 123 also permits companies to elect to continue using the intrinsic value accounting method specified in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations to account for stock-based compensation. The Company has elected to retain the intrinsic value-based method and will disclose in its financial statements the pro forma effect of using the fair value-based method to account for its stock-based compensation.

REVENUE RECOGNITION

     Access revenues: Internet customers are billed in advance for the periods for which Internet services are provided. Internet access service plans range from one month to one year. The Company defers recognition of revenue on these advance billings and amortizes the amounts to revenue on a straight-line basis as the services are provided.

     Communications revenues services: Revenues from communications services are recognized when customers use the services. Revenues billed in advance are deferred and are recognized in the period in which the related services are provided.

     Retail revenues: These revenues consist primarily of retail product sales of cellular and other wireless products, such as phones, pagers, and related accessories. Such sales are recorded upon customer purchase. The Company also generates revenues from activation commissions from cellular carriers for each new cellular phone subscription sold by the Company. Revenue from such commissions is recorded upon customer subscription. New subscription activation commissions are fully refundable if the subscriber cancels service within a certain minimum period of continuous active service (generally 180 days). Customers generally sign a service agreement that requires a customer deposit which is forfeited in case of early cancellation. At September 30, 1999, the Company's allowance for accounts receivable includes an amount for estimated cancellation losses, net of deposit forfeitures.

     The Company generally receives monthly residual income from the cellular service providers based on a percentage of actual phone usage by subscribers. Revenue from residual income is recorded as the cellular service is provided. Revenue from prepaid pager service is deferred and recognized over the period service is provided, usually annually. Revenue from monthly installment pager service contracts is recorded as earned.

     Other revenues: Other revenues consist of setup and installation fees and selling equipment and software. These revenues are recognized in the period in which the service has been provided.

COSTS OF REVENUES

     Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure, including fees paid for the lease of the Company's backbone. Costs of communications revenues include local and long distance services purchased from SWBT and Qwest Communications Corporation (Qwest), respectively. Costs of retail revenues consist of the costs of cellular and other wireless communication products and accessories purchased for resale. Costs of other revenues primarily consist of the costs of equipment and software purchased for resale.

                         PRIMARY NETWORK HOLDINGS, INC.

ADVERTISING COSTS

     All advertising and promotion costs are expensed as incurred and totaled $508,000 for the period June 1, 1999 to September 30, 1999.

INCOME TAXES

     The provision for income taxes is computed using the liability method. Deferred income taxes are provided to reflect the tax effects of temporary differences between the book and tax basis of assets and liabilities. The primary difference between the reported loss and taxable loss results from financial statement accruals and reserves. The Company reported book and tax losses for the period June 1, 1999 to September 30, 1999 and, therefore, has not recorded income tax expense for the period then ended. Valuation allowances are established, when appropriate, to reduce any deferred tax assets to the amount that will more likely than not be realized.

     For tax years prior to June 1, 1999, PNI was taxed under the provisions of Subchapter S of the Internal Revenue Code (the Code). Under the Subchapter S provisions of the Code, the stockholders of PNI included the Company's income or loss in their personal income tax returns. Effective June 1, 1999, pursuant to the Exchange, PNI's status as an S Corporation under the Code terminated, and it became subject to state and federal corporate income taxes. Accordingly, the Company established deferred tax assets and liabilities for PNI effective June 1, 1999. This calculation resulted in a net deferred tax asset position which was fully reserved for by a valuation allowance.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, investments, accounts receivable, accounts payable, and senior subordinated discount notes. The cash and cash equivalents and investments are held by a high-credit-quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of the financial condition of its customers and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The net carrying amount of all of these financial instruments, excluding the senior subordinated discount notes, approximates their fair value at September 30, 1999. The fair value of the senior subordinated discount notes approximates the liquidation value (see Note 9).

SOURCES OF SUPPLIES/SIGNIFICANT SUPPLIERS

     The Company relies on local telephone companies and other companies to provide data communications for its Internet access services. Furthermore, the Company relies on SWBT and Qwest to provide the services that the Company resells to its customers. Although management believes alternative telecommunication facilities and providers could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

     Although the Company attempts to maintain numerous vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from a limited number of sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as its network infrastructure grows, then delays and increased costs in the

                         PRIMARY NETWORK HOLDINGS, INC.

expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

4. ACQUISITIONS

     In the period June 1, 1999 to September 30, 1999, the Company completed the three acquisitions described below:

     On June 17, 1999, the Company acquired all outstanding stock of Q-Networks Inc. (Qnet), an ISP located in Kansas City, Missouri, from the sole stockholder for $5,630,000, including the assumption of liabilities of approximately $649,000. The purchase price was funded with $3,981,000 cash and $1,000,000 of financing in the form of a convertible note payable issued to the seller. The note was issued with an interest rate of 6 percent and is due in full or convertible no later than June 2001. This note allows the seller to convert the note into shares of the Company at the initial public offering price should the Company complete an initial public offering any time prior to June 2001. The Company may make prepayments at any time during the note term; however, should the note be prepaid in full, the seller continues to have an option to acquire up to $1,000,000 of the Company's stock in an initial public offering should it occur at any time prior to June 2001. Interest under the convertible note is due quarterly. In connection with the issuance of the convertible note, the Company was required to place $1,000,000 in escrow at the time of acquisition. The funds in escrow cannot be accessed by the Company without the consent of the seller and thus are reflected as restricted cash in the accompanying consolidated balance sheet at September 30, 1999. Approximately $1,056,000 and $4,264,000 were allocated to the acquired customer list and goodwill, respectively, as a result of this transaction.

     On June 22, 1999, the Company entered into an asset purchase agreement to acquire the Internet access customer base of CySource, Inc. (CySource) for approximately $602,000, including the assumption of liabilities of approximately $8,000. The acquisition was funded with cash, and as of September 30, 1999, the Company had made all required payments to the former stockholders of CySource. Approximately $362,000 and $240,000 were allocated to the acquired customer list and goodwill, respectively, as a result of this transaction.

     As of September 30, 1999, the Company reviewed the carrying value of the customer list as well as the goodwill associated with the CySource acquisition and determined the following conditions:

     i) The customer database used to determine the acquisition price was corrupted, resulting in the actual number of customers receiving Internet access from CySource at the date of acquisition being significantly less than was expected.

     ii) Subsequent to the acquisition date, the Company experienced significant difficulties in merging the former CySource customers into the Company's operations, which resulted in lost subscribers well in excess of the Company's traditional customer attrition or churn rate.

     iii) Additionally, as the Company continued to review the customer service and reputation of CySource, the Company identified that the expected internal growth rate resulting from the acquisition of the CySource customer base was significantly impacted in a negative manner.

     The foregoing factors have resulted in a material and permanent reduction in both the forecasted cash flows for the operation and the results for the four-month period ended September 30, 1999. Accordingly, the Company recorded a $254,000 charge to earnings to reflect the impairment of the customer list and goodwill associated with this acquisition. This charge was recorded ratably among

                         PRIMARY NETWORK HOLDINGS, INC.

these assets, and the remaining $298,000 will be amortized over the estimated remaining useful life of the customer list and goodwill.

     On August 5, 1999, the Company entered into an asset purchase agreement to acquire substantially all of the assets of InLink Communications Company (Inlink), an ISP located in St. Louis, Missouri, for approximately $5,217,000, including the assumption of liabilities of approximately $478,000. The acquisition was funded with cash, and as of September 30, 1999, the Company had made all required payments to the former stockholders of Inlink except for $85,000 which is included in accounts payable at September 30, 1999. Approximately $1,301,000 and $3,678,000 were allocated to the acquired customer base and goodwill, respectively, as a result of this transaction.

     The above acquisitions were accounted for under the purchase method of accounting, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of approximately $224,000. For those businesses acquired, the results of operations are included in the Company's consolidated statement of operations from the dates of acquisition.

     The unaudited pro forma combined historical results of the Company and PNI, its predecessor, as if PNC, Qnet, Cysoure and Inlink had been acquired by the predecessor at the beginning of the respective periods, are included in the table below. The pro forma combined historical results for KC One Internet Services, Inc., Web World Services, Inc., and LidaNet, Inc. were not deemed material and are not included in the table below.

                                                                       NINE MONTHS
                                                  YEAR ENDED              ENDED
                                               DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                               -----------------    ------------------
Total revenues...............................     $ 9,350,099          $  9,532,064
Net loss.....................................      (7,447,087)          (12,613,676)

     The pro forma results above include amortization of intangibles and are not necessarily indicative of what actually would have occurred if the acquisitions had been completed as of the beginning of each of the periods presented, nor are they necessarily indicative of future consolidated results.

5. INVESTMENTS

     At September 30, 1999, the Company held one U.S. government agency security that is classified as held-to-maturity and is due in less than one year. This investment's amortized cost, unrealized loss, and estimated fair value at September 30, 1999 are $5,076,212, $1,437, and $5,074,775, respectively.

                         PRIMARY NETWORK HOLDINGS, INC.

6. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1999:

Computer equipment.........................................  $ 4,465,458
Software...................................................      478,574
Furniture, fixtures, and office equipment..................      680,884
Capitalized collocation costs..............................      150,236
Land, building, and leasehold improvements.................      285,552
Vehicles...................................................       71,348
                                                             -----------
                                                               6,132,052
Less accumulated depreciation and amortization.............   (1,881,830)
                                                             -----------
                                                               4,250,222
Construction in progress...................................    4,650,709
                                                             ===========
                                                             $ 8,900,931
                                                             ===========

7. INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1999:

Acquired customer list.....................................  $ 2,771,783
Goodwill...................................................   11,631,661
                                                             -----------
                                                              14,403,444
Less accumulated amortization..............................   (1,293,192)
                                                             -----------
                                                             $13,110,252
                                                             ===========

8. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at September 30, 1999:

Accrual for equipment acquired..............................  $1,836,572
Accrued payroll and related expenses........................     366,933
Other accrued liabilities...................................     926,625
                                                              ----------
                                                              $3,130,130
                                                              ==========

9. RELATED PARTY TRANSACTIONS

     Affiliates include officers, employees, and other corporations and partnerships that are substantially or partially owned by officers and stockholders of the Company. The significant affiliates include CBC Distribution and Marketing, Inc., CDM Fantasy Sports, Inc., and CDM Properties Management, L.L.C.

                         PRIMARY NETWORK HOLDINGS, INC.

     As of September 30, 1999, amounts due from affiliates consist of the following:

Advances to affiliates......................................  $1,020,090
Accounts receivable -- trade affiliates.....................      32,415
                                                              ----------
                                                              $1,052,505
                                                              ==========

     The advances to affiliates are unsecured, due on demand, and bear interest at 12 percent per annum, which is payable upon repayment of the advances.

     As of September 30, 1999, the amount due to affiliates was $158,375 and consisted primarily of borrowings from affiliates. Such advances are unsecured, due on demand, and bear interest at 12 percent per annum, which is payable upon demand.

     Revenues derived from affiliates for the period June 1, 1999 to September 30, 1999 were approximately $162,000. Expenses and costs incurred to affiliates related to purchasing advertising, insurance, and other services for the period June 1, 1999 to September 30, 1999 were approximately $872,000.

     The Company leases office space under noncancelable operating leases from an affiliate. The leases expire in August 2008, contain an option to renew for a five-year term, and provide for additional rent related to the Company's share of certain taxes and operating expenses. Rent expense associated with these leases was approximately $57,000 for the period June 1, 1999 to September 30, 1999.

     The Company leases certain computer equipment under capital leases with an affiliate. These lease agreements required the Company to make a refundable deposit equal to approximately 25 percent of the fair market value of the equipment at the lease inception date, or $707,660. The assets under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The related computer equipment had a cost and accumulated amortization of $2,565,764 and $566,902, respectively, at September 30, 1999. Amortization of leased equipment is included in depreciation and amortization.

                         PRIMARY NETWORK HOLDINGS, INC.

     Future minimum lease payments under capital leases and noncancelable operating leases with the affiliate at September 30, 1999 are as follows:

                                                          CAPITAL      OPERATING
                                                           LEASES        LEASES
                                                         ----------    ----------
2000...................................................  $1,259,470    $  170,764
2001...................................................   1,054,596       172,423
2002...................................................     260,356       181,663
2003...................................................          --       181,663
2004...................................................          --       183,710
Thereafter.............................................          --       748,610
                                                         ----------    ----------
Total minimum lease payments...........................   2,574,422    $1,638,833
                                                                       ==========
Less amount representing interest......................    (378,302)
                                                         ----------
Present value of minimum lease payments (including
  current portion of $998,188).........................  $2,196,120
                                                         ==========

10. SENIOR SUBORDINATED DISCOUNT NOTES

     The senior subordinated discount notes (the Notes), issued in connection with the Purchase Agreement described in Note 2, mature on June 1, 2006 and were issued at a substantial discount from their principal amount on the closing date. Accordingly, the Notes will accrete semiannually at a rate of 12 percent from $53,000,000 on June 1, 1999 to $84,473,948 (the Principal Amount) at June 1, 2003. Subsequently, interest will accrue on the Principal Amount at a rate of 12 percent. This interest will be due and payable on a semiannual basis commencing on December 1, 2003 and thereafter on June 1 and December 1 of each year until maturity. On June 1, 2006, all principal and accrued but unpaid interest on the Notes will be due and payable. The discounted value (see Note 2) and the liquidation value of the Notes at September 30, 1999 are $48,837,310 and $55,100,000, respectively.

     At any time prior to maturity of the Notes, the accreted value, together with any accrued but unpaid interest, may be redeemed or prepaid in whole or in part as long as the Company is not in default on any senior indebtedness, as defined in the agreement. In the event of a change in control, as defined in the agreement, the Company must offer to repay these notes for an amount equal to 101 percent of the accreted value plus any accrued but unpaid interest.

     If either (a) the Notes are redeemed in whole within 9 months of closing or
(b) the Notes are redeemed in whole within 15 months of the closing date through a qualified public offering, as defined in the agreement, the Company may repurchase the number of shares of common stock representing one-seventh of the total common shares issued to the investors at June 1, 1999 for $0.01.

     In the event of default, as defined in the note agreement, holders of at least a 25 percent interest in the principal amount of Notes outstanding may declare the entire accreted value plus any accrued but unpaid interest immediately due and payable by written notice to the Company. In addition, holders of a 50 percent interest may (1) waive the Company's compliance with its covenants and obligations under the Note and Purchase Agreement, (2) waive a breach or default by the Company, or (3) rescind an acceleration of the Notes subject to certain restrictions defined in the agreements.

                         PRIMARY NETWORK HOLDINGS, INC.

For the period June 1, 1999 to September 30, 1999, the Company was in violation of certain covenants included in the Note and Purchase Agreement related primarily to transactions with affiliates. The holders of Notes waived their right to call the debt as well as these violations as of September 30, 1999.

11. EMPLOYEE BENEFIT PLAN

     The Company sponsors a defined contribution 401(k) profit sharing plan covering substantially all eligible employees. Under this plan, the Company matches 100 percent of the first 6 percent of compensation that employees contribute into the plan. Additional contributions may be made to the plan at the discretion of Company management. The Company made contributions of $22,110 to the plan for the period June 1, 1999 to September 30, 1999.

12. COMMITMENTS, CONTINGENCIES, AND UNCERTAINTIES

LEASE COMMITMENTS

     The Company leases vehicles and office and retail space under noncancelable operating lease agreements with unaffiliated vendors. The leases for office and retail space generally include renewal options and require the Company to pay a portion of the expenses for common areas, including maintenance, real estate taxes, and other expenses. Rent expense under these operating leases for the period June 1, 1999 to September 30, 1999 was approximately $130,000.

     The Company leases certain computer equipment under capital leases with unaffiliated vendors. The assets under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The related computer equipment had a cost and accumulated amortization of $611,817 and $383,489, respectively, at September 30, 1999. Amortization of leased equipment is included in depreciation and amortization.

     Future minimum lease payments under capital leases and noncancelable operating leases with unaffiliated vendors with initial or remaining lease terms in excess of one year are as follows at September 30, 1999:

                                                           CAPITAL     OPERATING
                                                            LEASES       LEASES
                                                           --------    ----------
2000.....................................................  $146,499    $  411,848
2001.....................................................    53,963       303,287
2002.....................................................    41,502       199,627
2003.....................................................        --       121,548
2004.....................................................        --        50,701
                                                           --------    ----------
Total minimum lease payments.............................   241,964    $1,087,011
                                                                       ==========
Less amount representing interest........................   (20,813)
                                                           --------
Present value of minimum lease payments (including
  current portion of $138,831)...........................  $221,151
                                                           ========

                         PRIMARY NETWORK HOLDINGS, INC.

BACKBONE AGREEMENT

     The Company has agreements with its principal ISP which require payment of minimum monthly Internet access and other charges totaling $33,520. These agreements automatically renew unless the ISP or Company terminates them, as described in the agreements. The Company has additional agreements with two other ISPs related to the acquisition of Inlink (see Note 4). These agreements require the Company to make minimum monthly payments of $6,800 and $1,300, respectively, for a specified period ending in January 2001. The total minimum purchase requirements under these agreements for the years ending September 30, 2000, 2001, and 2002, are $95,100, $81,600, and $20,200, respectively. Under all agreements, additional monthly charges are incurred for the use of capacity above the amounts contracted in the agreements. Expenses incurred under all backbone agreements were $154,645 for the period June 1, 1999 to September 30, 1999.

LOCAL SERVICES

     In August 1998, the Company's wholly owned subsidiary, PNC, entered into an Interconnection Agreement with SWBT. The agreement establishes the terms and conditions by which the Company and SWBT interconnect their local networks and by which the Company gains access to unbundled elements of SWBT's network pursuant to the Telecommunications Act of 1996. This access allows the Company to compete effectively with SWBT in reselling local telephone service. SWBT has appealed the PSC orders which established the agreement. While the Company has negotiated an amendment to its Agreement with SWBT precluding an interruption of service in the event of an adverse court ruling, the appeal leaves various aspects of the Agreement uncertain as to duration. Furthermore, there is the possibility that the current rates charged to the Company by SWBT could change significantly. The Company's management and its legal counsel are unable to estimate the probability of outcome or the potential economic impact on the Company.

LONG DISTANCE SERVICES

     The Company has a $5 million three-year supply agreement, which has been amended subsequent to September 30, 1999 to have an effective date of February 1, 2000, with Qwest. The agreement provides for a cancellation charge to be assessed in the event of early termination by the Company and a deficiency charge to be assessed if the Company does not meet the minimum purchase levels each year of the agreement. Expenses incurred with its long distance service provider were $154,099 for the period June 1, 1999 to September 30, 1999. The minimum purchase requirements under this agreement for the years ending September 30, 2000, 2001, 2002, and 2003, are $830,000, $1,416,000, $2,002,000,
and $752,000, respectively.

BILLING SERVICES

     The Company has a three-year agreement, effective August 7, 1998, with its service processor that requires minimum annual purchases by the Company for billing services. The agreement provides for a cancellation charge to be assessed in the event of early termination by the Company and a deficiency charge to be assessed if the Company does not meet the minimum purchase levels each year of the agreement. Expenses incurred under this agreement were $61,642 for the period June 1, 1999 to September 30, 1999. The minimum purchase requirements under this agreement for the years ending September 30, 2000 and 2001, are $360,000 and $300,000, respectively.

                         PRIMARY NETWORK HOLDINGS, INC.

GUARANTEES

     Letters of credit issued as prerequisites for entering agreements with the Company's significant suppliers of $117,000 were outstanding at September 30, 1999.

13. INCOME TAXES

     The difference between the effective income tax rate and the U.S. federal income tax rate is explained as follows for the period June 1, 1999 to September 30, 1999:

Tax at U.S. statutory tax rate.............................  $(2,558,000)
State income taxes, net of federal benefit.................     (228,000)
Interest on senior subordinated discount notes.............      205,000
Intangibles................................................      333,000
Other......................................................        9,000
Valuation allowance........................................    2,239,000
                                                             -----------
Provision for income taxes.................................  $        --
                                                             ===========

     The components of the deferred tax asset are as follows as of September 30, 1999:

Vacation accruals..........................................  $    41,000
Organizational costs.......................................       54,000
Allowance for doubtful accounts............................      239,000
Reserve for inventory obsolescence.........................        9,000
Intangibles................................................      237,000
Capital leases.............................................       72,000
Interest on senior subordinated discount notes.............      707,000
Property and equipment.....................................       18,000
Net operating loss carryforward............................    2,255,000
                                                             -----------
                                                               3,632,000
Valuation allowance........................................   (3,632,000)
                                                             -----------
Total deferred taxes.......................................  $        --
                                                             ===========

     The Company's net operating loss carryforwards were approximately $5,914,000 at September 30, 1999 and expire on various dates through 2019. The Company has recorded a valuation allowance for the entire deferred tax asset balance as of September 30, 1999 due to the uncertainty of its realization.

14. STOCKHOLDER EQUITY

SERIES A PREFERRED STOCK

     Pursuant to the Purchase Agreement discussed in Note 2, one investor, who also acted as a financial advisor and exclusive placement agent in the transaction, received 2,306,765 shares of

                         PRIMARY NETWORK HOLDINGS, INC.

Series A preferred stock. These preferred shares have no liquidation preference and are not entitled to vote on matters submitted for stockholder approval.

     Each preferred stockholder has the right at any time to convert any or all shares into an equal number of common shares subject to the following:

     (i) The total number of shares held by a Series A stockholder, aggregated with any common shares held by an affiliate of such holder, and after giving effect to the proposed conversion, shall be less than 5 percent of the total shares of common stock outstanding immediately after such conversion.

     (ii) Upon the occurrence of a change in federal law that permits a registered bank holding company to acquire in excess of 5 percent of the voting shares of the Company, a Series A stockholder may convert its shares to common stock to the maximum extent permitted by then-current federal law.

     (iii) In the event the Company (a) subdivides its outstanding shares of common stock into a larger number of shares or (b) combines its outstanding shares of common stock into a smaller number of shares, then the number of shares of common stock into which the Series A preferred stockholder are convertible shall also be adjusted proportionally.

WARRANTS

     Also in connection with the Purchase Agreement discussed in Note 2, the Company issued 4,476,423 detachable non-callable warrants to the Investors. The warrants entitle the holders to purchase common shares of the Company at a price of $3.385 per share. The warrants may be exercised by a cash payment or a cashless exercise following either (i) the occurrence of a qualified public offering or (ii) upon delivery of the subordinated notes for cancellation in an accreted principal amount, along with any interest, equal to the exercise price. The warrants are also subject to certain anti-dilution adjustments, as defined in the Purchase Agreement, for any changes in the Company's outstanding shares during the period the warrants are outstanding. The warrants expire on June 1, 2006 and can be exercised at any time.

STOCK OPTION PLAN

     In July 1999, the Company established a stock option plan under which both qualified and nonqualified options to purchase up to 3,468,820 shares of common stock are available to be granted to employees, directors, and consultants. At September 30, 1999, 753,579 shares are available for grant under the plan. The plan is administered by the Board of Directors. No option can be for a term of more that ten years from the date of grant. The option price and the vesting provisions are determined by the Board of Directors at the date of grant.

                         PRIMARY NETWORK HOLDINGS, INC.

     Stock option activity under the plan during the period June 1, 1999 to September 30, 1999 is as follows:

                                                                         WEIGHTED
                                                        NUMBER OF        AVERAGE
                                                         OPTIONS      EXERCISE PRICE
                                                        ---------    ----------------
Outstanding at June 1, 1999...........................         --         $  --
Granted...............................................  2,715,241          1.52
Exercised, forfeited, and expired.....................         --            --
                                                        ---------         -----
Outstanding at September 30, 1999.....................  2,715,241         $1.52
                                                        =========         =====
Exercisable at September 30, 1999.....................    366,295         $1.52
                                                        =========         =====

     Pro forma information regarding results of operations is required by SFAS No. 123 as if the Company had accounted for its stock-based awards under the fair value method of SFAS No. 123. The fair value of the Company's stock-based awards to employees has been estimated using the minimum value option pricing model which does not consider stock price volatility.

     Because the Company does not have actively traded equity securities, volatility is not considered in determining the fair value of the stock-based awards.

     For the period June 1, 1999 to September 30, 1999, the fair value of the Company's stock-based awards was estimated using the following weighted average assumptions:

Expected life of options in years...........................  3
Risk-free interest rate.....................................  5.5 percent
Expected dividend yield.....................................  0.0 percent

     The weighted average remaining contractual life of the stock options outstanding at September 30, 1999 is approximately ten years. The per share weighted average fair value of stock options granted during the period June 1, 1999 to September 30, 1999 was zero. Accordingly, for pro forma purposes, the estimated fair value of the Company's stock-based awards which is to be amortized over the options' vesting period would have resulted in no change in the Company's reported net loss for the period June 1, 1999 to September 30, 1999.

     The effect of applying SFAS No. 123 to pro forma net income (loss) as stated above is not necessarily representative of the effects on reported net income (loss) for future periods due to, among other things, the vesting period of the stock options and the fair value of additional stock options granted in future years.

SHARES RESERVED FOR FUTURE ISSUANCE

     Common stock shares reserved for future issuance as of September 30, 1999 are as follows:

Warrants....................................................   4,476,423
Convertible Series A preferred stock........................   2,306,765
Stock options...............................................   3,468,820
                                                              ----------
                                                              10,252,008
                                                              ==========

                         PRIMARY NETWORK HOLDINGS, INC.

15. SEGMENT INFORMATION

     The Company has three reportable segments, Internet, Retail, and Communications, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) before income taxes. Transactions between segments are reported at fair value and the accounting policies of the segments are the same as those in Note 1. The corporate and eliminations segment includes corporate assets, principally consisting of cash and cash equivalents, investments and debt issuance costs, corporate activities and the elimination of intersegment transactions. In addition, as a result of the transactions described in Notes 1 and 2, the Company adjusted its segment reporting structure whereby interest expense is no longer allocated to its three reportable segments.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to set up and installation, selling equipment and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories. The Communications segment provides facilities-based and resold basic local telecommunications service, including dedicated/non-switched local exchange services, and intrastate interexchange services.

     The following segment information is as of September 30, 1999 or for the four months then ended:

                                                                           CORPORATE
                                                                              AND
                                 INTERNET      RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                                -----------   --------   --------------   ------------   -----------
Revenues from external
  customers...................  $ 2,881,055   $350,715    $   850,367     $        --    $ 4,082,137
Intersegment revenues.........        4,554     73,792         86,434        (164,780)            --
Depreciation and
  amortization................    1,145,516      9,848        593,897          17,640      1,766,901
Impairment charge (Note 4)....      254,132         --             --              --        254,132
Interest expense..............           --         --             --       2,701,311      2,701,311
Loss before income taxes......   (1,081,229)   (77,424)    (2,198,581)     (3,951,469)    (7,308,703)
Segment assets................   14,466,339    234,800     10,075,595      36,987,683     61,764,417
Capital expenditures, net of
  accounts payable............      431,129         --      3,092,593         248,334      3,772,056

16. SUBSEQUENT EVENTS

ACQUISITIONS

     Subsequent to year-end, the Company made the following acquisitions:

     On October 1, 1999, the Company purchased substantially all of the assets of Information Systems Technologies, Inc. for approximately $591,000, net of liabilities assumed.

     On October 6, 1999, the Company purchased substantially all of the assets of Business Products Systems Internet, Inc. for approximately $700,000, net of liabilities assumed.

     On October 13, 1999, the Company purchased substantially all of the assets of UNI Networking Inc. for approximately $345,000, net of liabilities assumed.

     On October 20, 1999, the Company purchased all of the outstanding common stock of GlobalVision Systems, Inc. for approximately $3,102,000, net of cash acquired and liabilities assumed.

                         PRIMARY NETWORK HOLDINGS, INC.

     On November 1, 1999, the Company purchased all of the outstanding common stock of Harvest Telecom, Inc. for approximately $50,000.

     On November 10, 1999, the Company purchased all of the outstanding common stock of Digital Internet Access, Inc. for approximately $1,418,000, net of cash acquired and liabilities assumed.

SECONDMENT AGREEMENT

     On November 23, 1999, the Company entered into a Secondment Agreement with an investor to obtain certain services to be provided by an employee of the investor. Under the terms of the agreement, the Company is required to pay $17,500 per month for the services, including out-of-pocket expenses. Furthermore, the seconded employee was issued 680,000 shares of Series B preferred stock which vests in eight equal quarterly installments over a two-year period and warrants with an exercise price of $1.52 per share to purchase an additional 520,000 shares of Series B preferred stock which vest in three equal annual installments. Furthermore, the investor was issued 170,000 shares of Series B preferred stock and was granted warrants with an exercise price of $1.52 to purchase an additional 130,000 shares of Series B preferred stock, both with the same vesting terms as the seconded employee described above. All of the above issuances and grants vest immediately upon the occurrence of certain events described in the agreement, including a change in control. The Company will recognize the applicable compensation expense related to these transactions ratably over the vesting period. Finally, the investor is entitled to receive a fee, payable immediately, in the event the Company consummates certain transactions outlined in the agreement prior to June 1, 2000, including a change in control, obtaining senior debt from a financial institution, or issuing additional subordinated debt or equity securities.

LEASE TRANSACTIONS

     On February 23, 2000, the Company entered into an equipment capital lease to finance its continued build out of collocations. Under the terms of the lease, the Company is required to make thirty-six equal monthly payments of approximately $122,000 and has the guaranteed option to purchase the equipment at 10% of original purchase price or approximately $3,700,000. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The lease is secured by the equipment financed.

     On March 31, 2000, the Company entered into a sale leaseback agreement, whereby the Company sold collocation equipment with a book value of approximately $8,000,000 and subsequently entered into a capital lease for approximately $9,400,000, including the financing of approximately $900,000 in equipment maintenance agreements. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The gain resulting from this transaction of approximately $500,000 is being amortized over the term of the lease. Under the terms of the lease, the Company is required to make six monthly payments of approximately $106,000 and then thirty monthly payments of approximately $340,000. In addition to the equipment being financed under the lease, the Company granted the lessor an additional security interest in substantially all tangible and intangible assets of the Company. The lessor has provided a contingent clause in the agreement for the release of the additional security upon the Company obtaining unrestricted cash equity proceeds in the amount of $50,000,000 or greater. The lease agreement also contains covenants requiring the Company to maintain certain debt to total contributed capital ratios as well as requiring the Company to secure future minimum commitments of either secured bridge debt or unrestricted equity by various dates.

                         PRIMARY NETWORK HOLDINGS, INC.

LEASE COMMITMENT

     On April 15, 2000 the Company entered into an agreement for the lease of a new office building. The term of the agreement is five years with total annual rent of approximately $1,200,000. In addition, the Company has committed $3,900,000 for leasehold improvements and certain equipment purchases related to this property.

PENDING TRANSACTION

     On April 17, 2000, the Company signed an agreement and plan of merger (merger agreement) with Mpower Communications Corp. (A/K/A MGC Communications, Inc.).

     In connection with the consummation of the merger agreement, the following will occur:

     (i) The Company's stockholders will exchange their shares in the Company for 1,350,000 shares of common stock of Mpower Communications Corp. (Mpower). Each outstanding share of the Company's common stock and preferred stock will be converted into .02022 shares of Mpower common stock.

     (ii) All of the Company's stock options outstanding under the Company's stock option plan shall continue to have, and be subject to, the same terms and conditions as set forth in the Company's stock option plan and the agreements pursuant to which such Company stock options were issued, except that each Company stock option shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

     (iii) The Company's 4,476,423 detachable non-callable warrants to the Investors that entitle the holders to purchase common shares of the Company at a price of $3.385 per share shall continue to be subject to the same terms and conditions, except that each warrant shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

     (iv) Mpower will assume approximately $80,000,000 of net liabilities of the Company, a portion of which will be swapped for additional high-yield bonds to be issued under Mpower's recent high-yield financing indenture. The holders of the swapped debt will also receive 50,000 shares of Mpower common stock.

     (v)   Mpower will become the sole stockholder of the Company.

NOTE PAYABLE

     On April 27, 2000 the Company issued a $10,000,000 senior promissory note (senior note) to Mpower due the earliest of April 17, 2001, upon a change of control of the Company other than the pending transaction discussed above, or upon the event of default, as defined. Interest accrues at 15 percent per annum until the maturity date. After the maturity date, interest accrues at 18 percent per annum until the senior note is paid in full. At any time prior to maturity of the senior note, the unpaid principal amount of the senior note together with any accrued but unpaid interest may be prepaid in whole or in part as long as the Company has provided at least 15 business days notice to Mpower.

     Due to the issuance of this senior note, the Company was in violation of a covenant included in the Note and Purchase Agreement (See Note 10) related primarily to limitations of indebtedness. The holders of Notes waived their right to call the debt as well as this violation as of April 27, 2000.

                              FINANCIAL STATEMENTS

                               CDM ON-LINE, INC.
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999
                      WITH REPORT OF INDEPENDENT AUDITORS

                               CDM ON-LINE, INC.

                              FINANCIAL STATEMENTS
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

                                    CONTENTS

Report of Independent Auditors..............................   49
Financial Statements
Balance Sheet...............................................   50
Statement of Operations.....................................   51
Statement of Stockholders' Equity...........................   52
Statement of Cash Flows.....................................   53
Notes to Financial Statements...............................   54

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CDM On-Line, Inc.

     We have audited the accompanying balance sheet of CDM On-Line, Inc. as of May 31, 1999 and the related statements of operations, stockholders' equity, and cash flows for the period January 1, 1999 to May 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDM On-Line, Inc. at May 31, 1999 and the results of its operations and its cash flows for the period January 1, 1999 to May 31, 1999, in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant operating losses and has an accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The May 31, 1999 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

November 19, 1999
St. Louis, Missouri

                               CDM ON-LINE, INC.

                                 BALANCE SHEET
                                  MAY 31, 1999

ASSETS
Current assets:
  Cash and cash equivalents.................................  $    73,938
  Accounts receivable, less allowance for doubtful accounts
     of $126,845............................................      558,980
  Due from affiliates.......................................    1,624,811
  Inventory, less reserve for obsolescence of $23,450.......       96,326
  Other current assets......................................       24,105
                                                              -----------
Total current assets........................................    2,378,160
Property and equipment, net.................................    1,397,284
Refundable capital lease deposit with affiliate.............      295,739
Intangible assets, net......................................      369,847
                                                              -----------
                                                              $ 4,441,030
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   845,452
  Accrued expenses..........................................      336,555
  Unearned revenues.........................................      471,443
  Current maturities of capital lease obligations...........      388,473
  Due to affiliates.........................................      160,018
                                                              -----------
Total current liabilities...................................    2,201,941
Capital lease obligations, less current maturities..........      492,346
Stockholders' equity:
  Common stock, $.15 par value; 2,000,000 shares
     authorized.............................................      224,519
  Additional paid-in capital................................    6,680,887
  Accumulated deficit.......................................   (4,933,386)
                                                              -----------
                                                                1,972,020
  Treasury stock at cost....................................     (225,277)
                                                              -----------
                                                                1,746,743
                                                              -----------
                                                              $ 4,441,030
                                                              ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENT OF OPERATIONS
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

Revenues:
  Access revenues...........................................  $2,070,368
  Retail revenues...........................................     518,124
  Other revenues............................................     244,792
                                                              ----------
                                                               2,833,284
Costs and expenses:
  Costs of access revenues..................................     614,441
  Costs of retail revenues..................................     299,287
  Costs of other revenues...................................     160,967
  Operations and customer support...........................     387,078
  Sales and marketing.......................................     377,952
  General and administrative................................     978,661
  Retail store expenses.....................................     518,571
  Depreciation and amortization.............................     168,923
                                                              ----------
                                                               3,505,880
                                                              ----------
Loss from operations........................................    (672,596)
Other income (expense):
  Interest expense -- affiliates............................     (18,009)
  Interest expense..........................................      (1,149)
  Interest income -- affiliates.............................       8,671
  Other income, net.........................................       1,177
                                                              ----------
Loss from continuing operations.............................    (681,906)
Loss from disposal of discontinued Web development division
  (Note 12).................................................     (81,785)
                                                              ----------
Net loss....................................................  $ (763,691)
                                                              ==========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

                                 COMMON STOCK       ADDITIONAL                   TREASURY STOCK
                             --------------------    PAID-IN     ACCUMULATED   ------------------
                              SHARES      AMOUNT     CAPITAL       DEFICIT     SHARES    AMOUNT
                             ---------   --------   ----------   -----------   ------   ---------
Balance at December 31,
  1998.....................  1,222,406   $183,361   $3,841,839   $(4,169,695)   5,393   $ (59,239)
Net loss...................         --         --           --      (763,691)      --          --
Contribution of services...         --         --      233,162            --       --          --
Sale of stock..............    214,298     32,145    2,214,027            --       --          --
Sale of stock to employees
  under employee stock
  purchase plan............        850        127       10,130            --       --          --
Stock awards to
  employees................     59,241      8,886      381,729            --       --          --
Common stock purchased for
  treasury.................         --         --           --            --   13,756    (166,038)
                             ---------   --------   ----------   -----------   ------   ---------
Balance at May 31, 1999....  1,496,795   $224,519   $6,680,887   $(4,933,386)  19,149   $(225,277)
                             =========   ========   ==========   ===========   ======   =========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENT OF CASH FLOWS
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

OPERATING ACTIVITIES
Net loss....................................................  $  (763,691)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.............................      185,939
  Stock-based compensation expense..........................      390,615
  Allowance for doubtful accounts...........................       37,760
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (280,550)
     Due from affiliates....................................      (53,896)
     Inventory..............................................       34,208
     Other current assets...................................       17,013
     Refundable capital lease deposit with affiliate........     (295,739)
     Other assets...........................................      174,105
     Accounts payable.......................................      472,888
     Accrued expenses.......................................      151,513
     Unearned revenues......................................       80,895
                                                              -----------
Net cash provided by operating activities...................      151,060
INVESTING ACTIVITIES
Advances to affiliates......................................   (1,302,159)
Business acquisition costs..................................     (454,783)
Purchases of property and equipment.........................     (147,559)
                                                              -----------
Net cash used in investing activities.......................   (1,904,501)
FINANCING ACTIVITIES
Principal payments of obligations under capital leases......      (37,263)
Net payments under line of credit...........................      (20,000)
Purchase of common stock held in treasury...................     (166,038)
Due to affiliates...........................................     (506,329)
Proceeds from issuance of common stock......................    2,256,429
                                                              -----------
Net cash provided by financing activities...................    1,526,799
                                                              -----------
Net decrease in cash and cash equivalents...................     (226,642)
Cash and cash equivalents at beginning of period............      300,580
                                                              -----------
Cash and cash equivalents at end of period..................  $    73,938
                                                              ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during period for:
  Interest..................................................  $    19,158
                                                              ===========
Noncash investing and financing transaction:
  Capital lease obligations incurred........................  $   918,082
                                                              ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1999

1. ORGANIZATION/BASIS OF PRESENTATION

     CDM On-Line, Inc. (the Company) is a local provider of Internet access and other Internet-related services in St. Louis and Kansas City, Missouri. In addition, the Company serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. The Company was organized on September 23, 1994 (Inception) and began providing Internet services in July 1995. The Company commenced its retail operations in November 1996. The Company's targeted markets include residential and business customers in Missouri.

     The financial statements of the Company for the period January 1, 1999 to May 31, 1999 have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $763,691 for the five-month period ended May 31, 1999 and as of May 31, 1999 had an accumulated deficit of $4,933,386. Additionally, the Company continues to commit substantial capital expenditures as it relates to improvements and upgrades to its infrastructure, which are necessary for the Company to be able to offer its future core services. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Furthermore, the online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet services providers
(ISPs), Internet directory services, and telecommunications companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. The Company's viability as a going concern is dependent upon management's operational and financing plans to address these conditions which include, but are not limited to, obtaining additional equity and debt financing, continuing investments in its infrastructure to increase its efficiency and capacity to serve additional customers, and employing marketing strategies to increase its customer base. Although there can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow, the Company believes that these steps are appropriate and will enable the Company to effectively reorganize its operations. Under current circumstances, the Company's ability to continue as a going concern depends upon the successful implementation of its plan. If the Company is unsuccessful in its efforts, it may be necessary to undertake such other actions as may be appropriate to preserve asset values. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

                               CDM ON-LINE, INC.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Costs related to software developed for internal use are capitalized in accordance with AcSEC Statement of Position 98-1, Accounting for the Costs of Computer Software Developed For or Obtained For Internal Use. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from 18 months to 15 years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life of the assets.

     Equipment acquired under capital leases is amortized over its related lease terms or its estimated productive useful lives, depending on the criteria met in determining the lease's qualification as a capital lease. Costs of repairs and maintenance are charged to expense as incurred.

INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

CUSTOMER LISTS

     The cost of customer lists acquired is being amortized over three years using the straight-line method.

GOODWILL

     Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over three years.

IMPAIRMENT OF LONG-LIVED ASSETS

     At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company made no adjustments to the carrying values of its assets during the period January 1, 1999 to May 31, 1999.

STOCK COMPENSATION

     The Financial Accounting Standards Board's SFAS No. 123, Accounting for Stock-Based Compensation, establishes the use of the fair value-based method of accounting for stock-based employee compensation arrangements, under which compensation cost is determined using the fair value of stock-based compensation determined as of the grant date and is recognized over the periods in which the related services are rendered. SFAS No. 123 also permits companies to elect to continue using the intrinsic value accounting method specified in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25), and related interpretations to account for stock-based compensation. The Company has elected to retain the intrinsic value-based method and will

                               CDM ON-LINE, INC.

disclose in its financial statements the pro forma effect of using the fair value-based method to account for its stock-based compensation.

REVENUE RECOGNITION

     Access revenues: Internet customers are billed in advance for the periods for which Internet services are provided. Internet access service plans range from one month to one year. The Company defers recognition of revenue on these advance billings and amortizes the amounts to revenue on a straight-line basis as the services are provided.

     Retail revenues: These revenues consist primarily of retail product sales of cellular and other wireless products, such as phones, pagers, and related accessories. Such sales are recorded upon customer purchase. The Company also generates revenues from activation commissions from cellular carriers for each new cellular phone subscription sold by the Company. Revenue from such commissions is recorded upon customer subscription. New subscription activation commissions are fully refundable if the subscriber cancels service within a certain minimum period of continuous active service (generally 180 days). Customers generally sign a service agreement that requires a customer deposit, which is forfeited in case of early cancellation. At May 31, 1999, the Company's allowance for accounts receivable includes an amount for estimated cancellation losses, net of deposit forfeitures.

     The Company generally receives monthly residual income from the cellular service providers based on a percentage of actual phone usage by subscribers. Revenue from residual income is recorded as the cellular service is provided. Revenue from prepaid pager service is deferred and recognized over the period service is provided, usually annually. Revenue from monthly installment pager service contracts is recorded as received.

     Other revenues: Other revenues consist of setup and installation fees and selling equipment and software.

COSTS OF REVENUES

     Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure, including fees paid for the lease of the Company's backbone. Costs of retail revenues consist of the costs of cellular and other wireless communication products and accessories purchased for resale. Costs of other revenues primarily consist of the costs of equipment and software purchased for resale.

ADVERTISING COSTS

     All advertising and promotion costs are expensed as incurred and totaled $77,567 for the period January 1, 1999 to May 31, 1999.

INCOME TAXES

     The Company is treated as an S Corporation under the provisions of the Internal Revenue Code, whereby the Company's income or loss is allocated to the individual stockholders for federal income tax purposes. While the Company is not subject to federal income taxes, it is subject to certain state and local taxes, which were not significant for the period presented.

                               CDM ON-LINE, INC.

     If the Company had been subject to federal and certain state income taxes for the period ended May 31, 1999, the Company would have been in a net deferred tax asset position, which would have been fully offset by a valuation allowance. Any tax benefit or provision for the period ended also would have been fully offset by changes in the deferred tax asset valuation allowance. Therefore, unaudited pro forma income tax information is not presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit-quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of the financial condition of its customers and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The net carrying amount of the receivables approximates their fair value.

SOURCES OF SUPPLIES

     The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

     Although the Company attempts to maintain numerous vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as its network infrastructure grows, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. BUSINESS COMBINATIONS

     During the period January 1, 1999 to May 31, 1999, the Company acquired certain assets from three Internet access service providers as described below:

     On February 17, 1999, the Company purchased the customer list of KC One Internet Services, Inc. for approximately $75,000. Approximately $37,000 was allocated to the acquired customer list, and approximately $38,000 was allocated to goodwill.

     On March 31, 1999, the Company entered into an asset purchase agreement to acquire the customer base and certain computer equipment of Web World Services, Inc. for approximately $167,000, including approximately $19,000 for the payment of a liability related to terminating a lease agreement. Approximately $65,000 was allocated to the acquired customer list, and approximately $89,000 was allocated to goodwill.

     On April 9, 1999, the Company entered into an asset purchase agreement to acquire the customer base and certain networking equipment of Lidanet, Inc. for approximately $213,000, including approximately $72,000 for the payment of certain liabilities related to terminating certain lease agreements. Approximately $103,000 was allocated to the acquired customer list, and approximately $68,000 was allocated to goodwill.

                               CDM ON-LINE, INC.

     The above acquisitions were accounted for under the purchase method, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of $30,000. For those businesses acquired, the results of operations are included in the Company's statement of operations from the dates of acquisition.

     The combined historical results for KC One Internet Services, Inc., Web World Services, Inc., and LidaNet, Inc. were not deemed to be material and thus the unaudited proforma combined historical results are not presented.

4. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at May 31, 1999:

Computer equipment..........................................  $1,801,319
Software....................................................     170,512
Furniture, fixtures, and office equipment...................      33,864
Land, building, and leasehold improvements..................     109,930
Vehicles....................................................      44,913
                                                              ----------
                                                               2,160,538
Less accumulated depreciation and amortization..............    (763,254)
                                                              ----------
                                                              $1,397,284
                                                              ==========

5. RELATED PARTY TRANSACTIONS

     Affiliates include officers, employees, and other corporations and partnerships that are substantially or partially owned by officers and stockholders of the Company. The significant affiliates include CBC Distribution and Marketing, Inc., CDM Fantasy Sports, Inc., CDM Properties Management, L.L.C. (CDM Properties), and BroadSpan Communications, Inc. (BroadSpan).

     As of May 31, 1999, amounts due from affiliates consist of the following:

Advances to affiliates......................................  $1,454,331
Accounts receivable -- trade affiliates.....................     170,480
                                                              ----------
                                                              $1,624,811
                                                              ==========

     The advances to affiliates are unsecured, due on demand, and bear interest at 12 percent per annum, which is payable upon repayment of the advances.

     As of May 31, 1999, the advances due to affiliates was $160,018 and consisted primarily of borrowings from affiliates. Such advances are unsecured, due on demand, and bear interest at 12 percent.

     Revenues derived from affiliates related to providing Internet access and other services for the period January 1, 1999 to May 31, 1999 were approximately $126,172. Expenses and costs incurred to affiliates related to purchasing advertising and insurance for the period January 1, 1999 to May 31, 1999 were approximately $23,332.

                               CDM ON-LINE, INC.

     The Company leases office space under noncancelable operating leases from an affiliate. The leases expire in August 2008, contain an option to renew for a five-year term, and provide for additional rent related to the Company's share of certain taxes and operating expenses. Rent expense associated with these leases was approximately $36,000 from January 1, 1999 to May 31, 1999, and such amounts and the future minimum lease payment are included in the disclosure in
Note 10.

     The Company leases certain network-related equipment on a month-to-month basis from an affiliate. Rent expense for the equipment for the period January 1, 1999 to May 31, 1999 was approximately $29,000. Total future minimum lease payments under these month-to-month leasing arrangements are expected to approximate $35,000 and will be paid within one year.

     An affiliate provides the Company the use of its programmers, certain equipment, payroll services and the administration of the 401(k) defined contribution plan. All labor and administrative costs provided by the affiliate were expensed and were $233,162 during the five months ended May 31, 1999.

     In May 1999, the Company sold its investment in Interchange Technologies, Inc., which was an investment in a private company that provided educational courses over the Internet, to CDM Properties for $160,000. This purchase price represented the net book value of that investment on the date of sale, and accordingly, no gain or loss occurred as a result of this transaction.

6. INTANGIBLE ASSETS

     Intangible assets consisted of the following at May 31, 1999:

Acquired customer list......................................  $206,000
Goodwill....................................................   195,083
                                                              --------
                                                               401,083
Less accumulated amortization...............................   (31,236)
                                                              --------
                                                              $369,847
                                                              ========

7. ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at May 31, 1999:

Due to employee from treasury stock transaction.............  $125,000
Other.......................................................   211,555
                                                              --------
                                                              $336,555
                                                              ========

8. EMPLOYEE BENEFIT PLAN

     Employees of the Company are eligible to participate in a defined contribution 401(k) profit sharing plan, sponsored by an affiliate, covering substantially all eligible employees. The Company matches 100 percent of the first 6 percent of compensation that employees contribute into the plan. Additional contributions may be made to the plan at the discretion of Company management. The Company made contributions of $20,310 to the plan for the period January 1, 1999 to May 31, 1999.

                               CDM ON-LINE, INC.

9. LINE OF CREDIT

     The Company has a line of credit with a bank allowing borrowings of up to $25,000. Interest is payable monthly at the bank's prime rate plus .5 percent (9.00 percent at May 31, 1999). The principal balance and any unpaid accrued interest are payable on November 20, 1999. The line is secured by accounts receivable, inventory, and property and equipment and is personally guaranteed by certain stockholders. No borrowings were outstanding against the line at May 31, 1999.

10. COMMITMENTS

LEASE COMMITMENTS

     The Company leases vehicles and office and retail space under noncancelable operating lease agreements. The leases for office and retail space generally include renewal options and require the Company to pay a portion of the expenses for common areas, including maintenance, real estate taxes, and other expenses. Rent expense under all operating leases for the period January 1, 1999 to May 31, 1999 was $123,894.

     The Company leases certain computer equipment under capital leases with an affiliate. These lease agreements require the Company to make a refundable deposit equal to approximately 25 percent of the fair market value of the equipment at the lease inception date. The total amount deposited to this affiliate under these leases was $295,739. The assets under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The related computer equipment had a cost and accumulated amortization of $918,082 and $53,830, respectively, at May 31, 1999. Amortization of leased equipment is included in depreciation and amortization.

     Future minimum lease payments under capital leases and noncancelable operating leases with initial or remaining lease terms in excess of one year (including operating lease commitments to affiliates disclosed in Note 5) are as follows at May 31, 1999:

                                                          CAPITAL      OPERATING
                                                           LEASES        LEASES
                                                         ----------    ----------
2000...................................................  $  488,049    $  349,451
2001...................................................     399,001       338,982
2002...................................................     147,694       316,531
2003...................................................          --       211,748
2004...................................................          --       198,590
Thereafter.............................................          --       433,971
                                                         ----------    ----------
Total minimum lease payments...........................   1,034,744    $1,849,273
                                                                       ==========
Less amount representing interest......................     153,925
                                                         ----------
Present value of minimum lease payments (including
  current portion of $388,473).........................  $  880,819
                                                         ==========

BACKBONE AGREEMENT

     At May 31, 1999, the Company has three agreements with its principal ISP which require payment of minimum monthly Internet access and other charges totaling $19,185 per month.

                               CDM ON-LINE, INC.

Additional monthly charges are incurred for the use of capacity above the amounts contracted in the agreements. The agreements automatically renew on a month-to-month basis unless the ISP or Company terminates them, as described in the agreements. Expenses incurred under these agreements were $120,405 for the period January 1, 1999 to May 31, 1999.

11. STOCKHOLDER EQUITY

     Restrictive Stock Agreement

     Under the terms of the 1994 restrictive stock agreement, as subsequently amended in November 1996, certain employees/stockholders are restricted in their ability to sell common stock of the Company. Specifically, if a stockholder desires to sell Company common stock, written consent of the sale must be obtained from the Company. In the absence of written consent, the Company possesses a "right of first refusal" under which the employees/stockholders must first offer the stock for sale to the Company before it may be sold to another party. The purchase price for common stock purchased under the right of first refusal is based on book value. The Company also has the right to purchase common stock from an employee under voluntary or involuntary termination, as defined. The purchase price for a voluntary termination is the book value, while for involuntary termination the purchase price is a formula price defined in the agreement. If the Company decides not to exercise its right of first refusal or right to purchase stock in the event of termination, each stockholder has the right for a certain period of time to purchase such common stock at the same price and terms as the Company's rights. The restrictive stock agreement also obligates the Company to repurchase, at a formula price, all of the stock owned by an employee/stockholder in the event of death.

     Common Stock

     In December 1997, the Board of Directors approved the implementation of an employee stock purchase program whereby employees eligible for the 401(k) defined contribution plan are also eligible to purchase Company stock through payroll withholdings. Purchases of Company stock are made at the end of each quarter at a price determined by a formula, essentially based on multiples of sales and certain other factors. During the period January 1, 1999 to May 31, 1999, employees purchased 850 shares of stock through the stock purchase program for $10,257. Employees may sell and the Company is obligated to buy common stock purchased under the program at the formula price in the quarter in which the common stock is sold. Repurchased shares are carried as treasury stock, at cost.

     In December 1997, the Company granted an officer an option to purchase 10,000 shares of common stock at an exercise price of $15 per share. The option vested immediately and expires five years from the grant date.

     In January 1998, the Board of Directors awarded 9,000 shares of common stock to certain employees, of which 1,100 vested immediately. The remaining 7,900 shares of common stock were to vest after the completion of two years of service ending December 1999, at which time the earned shares of common stock would be issued. In January 1999, one employee was terminated by the Company, and the related 500 shares were forfeited and canceled. Compensation cost was measured at the date of the award based on the formula price, which the Company believed approximated fair value, used in the restrictive stock agreement and the employee stock purchase program. This cost was to be amortized to expense over the applicable vesting period in which the award was earned. In connection with the exchange of shares with Primary Network Holdings, Inc. (PNH) (Note 14), all

                               CDM ON-LINE, INC.

7,400 remaining shares became fully vested on March 31, 1999. Also in March 1999, the Company awarded 51,841 shares of common stock to certain employees, all of which vested immediately. Compensation expense for these awards is measured based on estimated fair value at the date of the award. For the period January 1, 1999 to May 31, 1999, the Company recognized compensation expense of $390,615, which includes $31,533 related to the amortization of the 7,400 shares of common stock. Finally in March 1999, the Company issued 422,693 options to employees at an exercise price of $15 per share. As the exercise price of the options was above fair value at the grant date, no compensation expense was recorded by the Company related to these options. Effective May 31, 1999, all of these options, as well as the option to purchase 10,000 shares granted in December 1997, were canceled. No other options were granted, forfeited, or expired during 1999, and no options were outstanding at May 31, 1999.

     Under SFAS No. 123, the Minimum Value method may be used by nonpublic companies to value an option. This includes estimating the risk-free interest rate, the expected dividend yield, and the life of the options. Based on this option valuation model, the weighted average fair value of options granted and the total pro forma compensation expense to be disclosed as prescribed under SFAS No. 123 for the period January 1, 1999 to May 31, 1999 are immaterial.

     During the period January 1, 1999 to May 31, 1999, the Company sold 214,298 shares of common stock for $2,246,172. These stockholders are subject to the restrictive stock agreement disclosed above.

     Contributions to Capital

     During the five months ended May 31, 1999, an affiliate provided $233,162 of services to the Company at no cost. The Company recorded these transactions as additional capital contributions.

12. DISCONTINUED OPERATIONS

     On January 1, 1999, the Board of Directors approved a decision to discontinue the Company's Web development division. On May 19, 1999, the Company sold that line of business to an affiliate. Sales of the Web development division for the period January 1, 1999 to May 19, 1999 were $172,414. The Company sold all assets of the division, with the exception of accounts receivable totaling $125,020 as of May 31, 1999, for an amount equaling their net book value of approximately $7,000 as of the disposal date and a 3 percent royalty of future Web development gross revenues of the affiliate for two years.

13. SEGMENT INFORMATION

     The Company has two reportable segments, Internet and Retail, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) from continuing operations. Transactions between segments are reported at fair value and the accounting polices of the segments are the same as those in Note 1.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories.

                               CDM ON-LINE, INC.

     The following segment information is as of May 31, 1999 or for the five months then ended:

                                              INTERNET      RETAIL        TOTAL
                                             ----------    ---------    ----------
Revenues from external customers...........  $2,315,160    $ 518,124    $2,833,284
Depreciation and amortization..............     168,923       17,016       185,939
Stock-based compensation expense...........     390,615           --       390,615
Interest expense...........................      15,655        3,503        19,158
Loss from continuing operations............    (329,157)    (352,749)     (681,906)
Loss from disposal of discontinued Web
  development division (Note 12)...........     (81,785)          --       (81,785)
Loss before income taxes...................    (410,942)    (352,749)     (763,691)
Segment assets.............................   4,093,931      347,099     4,441,030
Capital expenditures.......................     145,672        1,887       147,559

14. SUBSEQUENT EVENTS

     Effective the close of business on May 31, 1999, the Company executed a plan of reorganization whereby all common stockholders of the Company exchanged each of their shares for 16.67 shares in PNH, a newly formed holding company. This transaction terminated the restrictive stock agreement (see Note 11) as of that date. In addition, all of the common stockholders of BroadSpan (see Note
5), a Competitive Local Exchange Carrier, exchanged each of their shares for
13.227 shares in PNH. This reorganization will allow PNH, of which the Company and BroadSpan will be wholly owned subsidiaries, to cross-sell Internet access and cellular services to its local and long distance telephone customers. Additionally, on June 1, 1999, PNH raised a combination of debt and equity proceeds approximating $53,000,000 from various investors. The proceeds are expected to be used to acquire ISPs, develop and offer DSL technology, and grow revenues through aggressive marketing.

     On June 17, 1999, the Company purchased all outstanding common stock of Q Networks, Inc. for approximately $5,000,000.

     On June 21, 1999, the Company purchased the Internet dial-up customer base and certain assets of CySource Inc. for approximately $650,000.

     On August 6, 1999, the Company purchased substantially all of the assets of Inlink Communications Company for approximately $4,700,000.

                              FINANCIAL STATEMENTS

                               CDM ON-LINE, INC.
                     YEARS ENDED DECEMBER 31, 1997 AND 1998
                      WITH REPORT OF INDEPENDENT AUDITORS

                               CDM ON-LINE, INC.

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                    CONTENTS

Report of Independent Auditors..............................   66
Financial Statements
Balance Sheets..............................................   67
Statements of Operations....................................   68
Statements of Stockholders' Deficit.........................   69
Statements of Cash Flows....................................   70
Notes to Financial Statements...............................   71

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CDM On-Line, Inc.

     We have audited the accompanying balance sheets of CDM On-Line, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDM On-Line, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

March 22, 1999
St. Louis, Missouri

                               CDM ON-LINE, INC.

                                 BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   148,527    $   300,580
  Accounts receivable, less allowance for doubtful accounts
     of $27,604 in 1997 and $89,085 in 1998.................      279,934        296,190
  Due from affiliates.......................................       29,172        268,756
  Inventory.................................................      109,335        130,534
  Other current assets......................................        3,442         41,118
                                                              -----------    -----------
Total current assets........................................      570,410      1,037,178
Property and equipment, net.................................      521,771        452,646
Other assets................................................      171,380        174,105
                                                              -----------    -----------
                                                              $ 1,263,561    $ 1,663,929
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Line of credit............................................  $        --    $    20,000
  Accounts payable..........................................      204,568        372,564
  Accrued expenses..........................................      166,815        185,042
  Unearned revenues.........................................      213,938        390,548
  Due to affiliates.........................................    1,461,998        899,509
                                                              -----------    -----------
Total current liabilities...................................    2,047,319      1,867,663
Stockholders' deficit:
  Common stock, $.15 par value, 2,000,000 shares authorized,
     1,197,745 and 1,222,406 shares issued in 1997 and 1998,
     respectively...........................................      179,662        183,361
  Additional paid-in capital................................    1,972,157      3,841,839
  Accumulated deficit.......................................   (2,935,577)    (4,169,695)
                                                              -----------    -----------
                                                                 (783,758)      (144,495)
  Treasury stock at cost....................................           --        (59,239)
                                                              -----------    -----------
                                                                 (783,758)      (203,734)
                                                              -----------    -----------
                                                              $ 1,263,561    $ 1,663,929
                                                              ===========    ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
Revenues:
  Access revenues...........................................  $ 1,496,237    $ 3,216,463
  Retail revenues...........................................      549,997        883,380
  Other revenues............................................      529,318        695,728
                                                              -----------    -----------
                                                                2,575,552      4,795,571
Costs and expenses:
  Costs of access revenues..................................      701,439      1,184,433
  Costs of retail revenues..................................      371,235        529,992
  Costs of other revenues...................................      245,273        482,580
  Operations and customer support...........................      494,292        671,592
  Sales and marketing.......................................      645,827        745,067
  General and administrative................................      661,481      1,189,052
  Retail store expenses.....................................      773,634      1,013,136
  Depreciation and amortization.............................      233,073        263,063
                                                              -----------    -----------
                                                                4,126,254      6,078,915
                                                              -----------    -----------
Loss from operations........................................   (1,550,702)    (1,283,344)
Other income (expense):
  Interest expense -- affiliates............................      (83,131)      (189,175)
  Interest expense..........................................         (675)        (1,805)
  Other income, net.........................................       44,331          4,314
                                                              -----------    -----------
Loss from continuing operations.............................   (1,590,177)    (1,470,010)
Income from operations of discontinued Web development
  division (Note 12)........................................      147,374        235,892
                                                              -----------    -----------
Net loss....................................................  $(1,442,803)   $(1,234,118)
                                                              ===========    ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                       COMMON STOCK         ADDITIONAL                     TREASURY STOCK
                                   ---------------------     PAID-IN      ACCUMULATED    ------------------
                                    SHARES       AMOUNT      CAPITAL        DEFICIT      SHARES     AMOUNT
                                   ---------    --------    ----------    -----------    ------    --------
Balance at December 31, 1996.....  1,197,745    $179,662    $  916,063    $(1,492,774)      --     $     --
  Net loss.......................         --          --            --     (1,442,803)      --           --
  Forgiveness of advances by
    stockholders and contribution
    of services..................         --          --     1,056,094             --       --           --
                                   ---------    --------    ----------    -----------    -----     --------
Balance at December 31, 1997.....  1,197,745     179,662     1,972,157     (2,935,577)      --           --
  Net loss.......................         --          --            --     (1,234,118)      --           --
  Forgiveness of advances by
    stockholders and contribution
    of services..................         --          --     1,548,166             --       --           --
  Sale of stock to employees.....     19,967       2,995       238,007             --       --           --
  Sale of stock to employees
    under employee stock purchase
    arrangement..................      3,594         539        37,517             --       --           --
  Stock awards to employees......      1,100         165         9,889             --       --           --
  Amortization of vested stock...         --          --        36,103             --       --           --
  Common stock purchased for
    treasury.....................         --          --            --             --    5,393      (59,239)
                                   ---------    --------    ----------    -----------    -----     --------
Balance at December 31, 1998.....  1,222,406    $183,361    $3,841,839    $(4,169,695)   5,393     $(59,239)
                                   =========    ========    ==========    ===========    =====     ========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
OPERATING ACTIVITIES
Net loss....................................................  $(1,442,803)   $(1,234,118)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      233,073        263,063
  Stock-based compensation expense..........................           --         46,157
  Allowance for doubtful accounts...........................        1,274         61,481
  Gain on disposal of equipment to affiliates...............      (29,539)            --
  Changes in operating assets and liabilities:
     Accounts receivable....................................      (57,782)       (77,737)
     Due from affiliates....................................      (23,958)       (87,412)
     Inventory..............................................      (91,605)       (21,199)
     Other current assets...................................        9,477        (37,676)
     Other assets...........................................       (7,095)        (2,725)
     Accounts payable.......................................      114,399        167,996
     Accrued expenses.......................................       68,241         18,227
     Unearned revenues......................................      143,518        176,610
                                                              -----------    -----------
Net cash used in operating activities.......................   (1,082,800)      (727,333)
INVESTING ACTIVITIES
Advances to affiliates......................................           --       (152,172)
Purchases of property and equipment.........................     (340,899)      (193,938)
Proceeds from disposal of equipment to affiliates...........       81,718             --
Investments in and advances to unconsolidated
  subsidiaries..............................................      (60,000)            --
                                                              -----------    -----------
Net cash used in investing activities.......................     (319,181)      (346,110)
FINANCING ACTIVITIES
Bank overdraft..............................................       (4,437)            --
Net proceeds under line of credit...........................           --         20,000
Purchase of common stock held in treasury...................           --        (59,239)
Due to affiliates...........................................    1,554,945        985,677
Proceeds from issuance of common stock......................           --        279,058
                                                              -----------    -----------
Net cash provided by financing activities...................    1,550,508      1,225,496
                                                              -----------    -----------
Net increase in cash and cash equivalents...................      148,527        152,053
Cash and cash equivalents at beginning of year..............           --        148,527
                                                              -----------    -----------
Cash and cash equivalents at end of year....................  $   148,527    $   300,580
                                                              ===========    ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. ORGANIZATION

     CDM On-Line, Inc. (the "Company") is a local provider of Internet access and other Internet-related services in St. Louis and Kansas City, Missouri. In addition, the Company serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. The Company was organized on September 23, 1994 (Inception) and began providing Internet services in July 1995. The Company commenced its retail operations in November 1996. The Company's targeted markets include residential and business customers in Missouri.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The Company has incurred losses since its inception, has had negative cash flows from operations in all periods, and has working capital and stockholders' equity deficiencies. Management's operational and financing plans to address these conditions include but are not limited to obtaining additional equity and debt financing, continuing investments in its network infrastructure to increase its network efficiency and capacity to serve additional subscribers, and employing marketing strategies to increase its subscriber base. Subsequent to December 31, 1998, the Company raised approximately $2,300,000 in cash from the sale of common stock. Further, the Company's stockholders have agreed to provide the Company with the necessary funds to meet all of its working capital needs during 1999.

     The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunications companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. The accompanying financial statements have been prepared on a basis which contemplates the realization of the assets and satisfaction of liabilities in the normal course of business.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from 18 months to 15 years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life of the assets.

                               CDM ON-LINE, INC.

INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

IMPAIRMENT OF LONG-LIVED ASSETS

     At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company made no adjustments to the carrying values of its assets during the years ended December 31, 1997 and 1998.

STOCK COMPENSATION

     The Company accounts for its stock-based compensation plans and arrangements using the intrinsic value method prescribed by Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

     SFAS No. 123, Accounting for Stock-Based Compensation, requires that companies electing to continue using the intrinsic value method make pro forma disclosures of net income as if the fair value-based method of accounting had been applied. The pro forma effect of using the fair value-based method to account for its stock-based compensation would have resulted in no difference to the net loss reported by the Company in 1997 and 1998.

REVENUE RECOGNITION

     Access revenues: Internet customers are billed in advance for the periods for which Internet services are provided. The Company defers recognition of revenue on these advance billings and amortizes the amounts to revenue on a straight-line basis as the services are provided.

     Retail revenues: These revenues consist primarily of retail product sales of cellular and other wireless products, such as phones, pagers, and related accessories. Such sales are recorded upon customer purchase. The Company also generates revenues from activation commissions from cellular carriers for each new cellular phone subscription sold by the Company. Revenue from such commissions is recorded upon customer subscription. New subscription activation commissions are fully refundable if the subscriber cancels service within a certain minimum period of continuous active service (generally 180 days). Customers generally sign a service agreement that requires a customer deposit which is forfeited in case of early cancellation. At December 31, 1997 and 1998, the Company's allowance for accounts receivable includes an amount for estimated cancellation losses, net of deposit forfeitures.

     The Company generally receives monthly residual income from the cellular service providers based on a percentage of actual phone usage by subscribers. Revenue from residual income is recorded as the cellular service is provided. Revenue from prepaid pager service is deferred and recognized over the period service is provided, usually annually. Revenue from monthly installment pager service contracts is recorded as received.

     Other revenues: Other revenues consist of setup and installation fees and selling equipment and software.

                               CDM ON-LINE, INC.

COSTS OF REVENUES

     Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure, including fees paid for the lease of the Company's backbone. Costs of retail revenues consist of the costs of cellular and other wireless communication products and accessories purchased for resale. Costs of other revenues primarily consist of the costs of equipment and software purchased for resale.

ADVERTISING COSTS

     All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1997 and 1998, the Company incurred advertising costs of approximately $330,900 and $200,300, respectively.

INCOME TAXES

     The Company is treated as an S Corporation under the provisions of the Internal Revenue Code, whereby the Company's income or loss is allocated to the individual stockholders for federal income tax purposes. While the Company is not subject to federal income taxes, it is subject to certain state and local taxes, which were not significant for the periods presented.

     If the Company had been subject to federal and certain state income taxes for the two year period ended December 31, 1998, the Company would have been in a net deferred tax asset position which would have been fully offset by a valuation allowance. Any tax benefit or provision for those years also would have been fully offset by changes in the deferred tax asset valuation allowance. Therefore, unaudited pro-forma income tax information is not presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit-quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of the financial condition of its customers and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The net carrying amount of the receivables approximates their fair value.

                               CDM ON-LINE, INC.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                               DECEMBER 31,
                                                          -----------------------
                                                            1997          1998
                                                          ---------    ----------
Computer equipment......................................  $ 732,455    $  777,521
Software................................................     22,004        49,721
Furniture, fixtures, and office equipment...............     21,166        26,213
Land, building, and leasehold improvements..............     55,919       169,529
Vehicles................................................     42,413        44,913
                                                          ---------    ----------
                                                            873,957     1,067,897
Less accumulated depreciation and amortization..........   (352,186)     (615,251)
                                                          ---------    ----------
                                                          $ 521,771    $  452,646
                                                          =========    ==========

4. OTHER ASSETS

     Other assets consist of the following:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1997        1998
                                                            --------    --------
Investment in Interchange Technologies, Inc...............  $160,000    $160,000
Other non-current assets..................................    11,380      14,105
                                                            --------    --------
                                                            $171,380    $174,105
                                                            ========    ========

5. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1997        1998
                                                            --------    --------
Accrued payroll and related expenses......................  $124,849    $150,358
Other accrued expenses....................................    41,966      34,684
                                                            --------    --------
                                                            $166,815    $185,042
                                                            ========    ========

6. RELATED PARTY TRANSACTIONS

     Affiliates include officers, employees, and other corporations and partnerships that are substantially or partially owned by officers and stockholders of the Company. The significant affiliates include CBC Distribution and Marketing, Inc., CDM Fantasy Sports, Inc., CDM Properties Management, L.L.C., and Primary Communications, Inc.

                               CDM ON-LINE, INC.

     As of December 31, 1997 and 1998, amounts due from affiliates consist of the following:

                                                                 DECEMBER 31
                                                             -------------------
                                                              1997        1998
                                                             -------    --------
Advances to affiliates.....................................  $    --    $152,172
Accounts receivable -- trade affiliates....................   29,172     116,584
                                                             -------    --------
                                                             $29,172    $268,756
                                                             =======    ========

     The advances to affiliates are unsecured, are due on demand, and bear interest at 12 percent per annum, which is payable upon repayment of the advances.

     As of December 31, 1997 and 1998, the due to affiliates was $1,461,998 and $899,509, respectively, and consisted solely of borrowings from affiliates. Such advances are unsecured, are due on demand, and bear interest in 1997 at rates ranging from 5.63 percent to 6.07 percent and at 12 percent in 1998 as published by the Internal Revenue Service.

     Revenues derived from affiliates related to providing Internet access and other services were approximately $217,000 and $378,000 in 1997 and 1998, respectively. Expenses and costs incurred to affiliates related to purchasing advertising and insurance were approximately $51,000 and $53,000 in 1997 and 1998, respectively.

     The Company leases office space under noncancelable operating leases from an affiliate. The leases expire in August 2008, contain an option to renew for a five-year term, and provide for additional rent related to the Company's share of certain taxes and operating expenses. Rent expense associated with these leases was $37,000 and $76,000 in 1997 and 1998, respectively, and such amounts are included in the total rent expense disclosed in Note 9.

     Future minimum lease payments under the noncancelable operating leases with the affiliate at December 31, 1998 are as follows:

1999........................................................  $ 91,845
2000........................................................    91,847
2001........................................................    94,379
2002........................................................    97,189
2003........................................................    97,189
Thereafter..................................................   466,016
                                                              --------
                                                              $938,465
                                                              ========

     The Company leases certain network-related equipment on a month-to-month basis from an affiliate. Rent expense for the equipment was approximately $157,000 in 1997 and $276,000 in 1998. Future minimum lease payments under the month-to-month leasing arrangements are expected to be as follows: $279,656 in 1999, $214,310 in 2000, and $38,701 in 2001.

     An affiliate provides the Company the use of its programmers, certain equipment, payroll services and the administration of the 401(k) defined contribution plan. All labor and administrative costs provided by the affiliate were expensed and were $374,973 and $491,511 during the years ended December 31, 1997 and 1998, respectively.

                               CDM ON-LINE, INC.

7. LINE OF CREDIT

     The Company has a line of credit with a bank allowing borrowings of up to $25,000. Interest is payable monthly at the bank's prime rate plus .5 percent (8.25 percent at December 31, 1998). The principal balance and any unpaid accrued interest are payable on November 20, 1999. The line is secured by accounts receivable, inventory, and property and equipment and is personally guaranteed by certain stockholders. Borrowings of $20,000 were outstanding against the line at December 31, 1998.

8. EMPLOYEE BENEFIT PLAN

     Employees of the Company are eligible to participate in a defined contribution 401(k) profit sharing plan, sponsored by an affiliate, covering substantially all eligible employees. The Company matches 100 percent of the first 6 percent of compensation that employees contribute into the plan. Additional contributions may be made to the plan at the discretion of Company management. Company matching amounts of employee contributions for the years ended December 31, 1997 and 1998, were $39,324 and $50,603, respectively.

9. COMMITMENTS

LEASE COMMITMENTS

     The Company leases vehicles and office and retail space under noncancelable operating lease agreements. The leases for office and retail space generally include renewal options and require the Company to pay a portion of the expenses for common areas, including maintenance, real estate taxes, and other expenses. Rent expense under these operating leases for the years ended December 31, 1997 and 1998, was $140,556 and $216,719, respectively.

     Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year (including lease commitments to affiliates disclosed in Note 6) are as follows at December 31, 1998:

1999........................................................  $  240,366
2000........................................................     232,304
2001........................................................     230,518
2002........................................................     134,305
2003........................................................      97,189
Thereafter..................................................     466,016
                                                              ----------
                                                              $1,400,698
                                                              ==========

BACKBONE AGREEMENT

     The Company has agreements with its principal Internet service provider
(ISP) which require payment of minimum monthly Internet access and other charges of $7,350 under one agreement through April 1999 and $6,300 under another agreement through March 1999. Additional monthly charges are incurred for the use of capacity above the amounts contracted in the agreements. The agreements automatically renew unless the ISP or Company terminates them, as described in the agreements. Expenses incurred under these agreements were $154,051 in 1997 and $218,689 in 1998.

                               CDM ON-LINE, INC.

10. STOCKHOLDER EQUITY

RESTRICTIVE STOCK AGREEMENT

     Under the terms of the 1994 restrictive stock agreement, as subsequently amended in November 1996, certain employees/stockholders are restricted in their ability to sell common stock of the Company. Specifically, if a stockholder desires to sell Company common stock, written consent of the sale must be obtained from the Company. In the absence of written consent, the Company possesses a "right of first refusal" under which the employees/stockholders must first offer the stock for sale to the Company before it may be sold to another party. The purchase price for common stock purchased under the right of first refusal is based on book value. The Company also has the right to purchase common stock from an employee under voluntary or involuntary termination, as defined. The purchase price for a voluntary termination is the book value, while for involuntary termination the purchase price is the same formula paid as the right of first refusal. If the Company decides not to exercise its right of first refusal or right to purchase stock in the event of termination, each stockholder has the right for a certain period of time to purchase such common stock at the same price and terms as the Company's rights. The restrictive stock agreement also obligates the Company to repurchase, at a formula price, all of the stock owned by an employee/stockholder in the event of death.

COMMON STOCK

     In December 1997, the Board of Directors approved the implementation of an employee stock purchase program whereby employees eligible for the 401(k) defined contribution plan are also eligible to purchase Company stock through payroll withholdings. Purchases of Company stock are made at the end of each quarter at a price determined by a formula, essentially based on multiples of sales and certain other factors. In 1998, employees purchased 3,594 shares of stock through the stock purchase program for $38,056. Employees may sell and the Company is obligated to buy common stock purchased under the program at the formula price in the quarter in which the common stock is sold. Repurchased shares are carried as treasury stock, at cost.

     In December 1997, the Company granted an officer an option to purchase 10,000 shares of common stock at an exercise price of $15 per share. The option vested immediately and expires five years from the grant date.

     In January 1998, the Board of Directors awarded 9,000 shares of common stock to certain employees, of which 1,100 vested immediately. The remaining 7,900 shares of common stock vest after the completion of two years of service in December 1999, at which time the earned shares of common stock will be issued. Compensation cost is measured at the date of the award based on the formula price, which approximates fair value, used in the restrictive stock agreement and the employee stock purchase program, and such cost is amortized as expense over the period in which the award is earned over the applicable vesting period. In 1998, the Company recognized compensation expense of $46,157, which includes $36,103 related to the amortization of 7,900 shares of common stock.

CONTRIBUTIONS TO CAPITAL

     In 1997 and 1998, an affiliate distributed to its stockholders, as a tax-free distribution of its previously taxed earnings as an S Corporation, a portion of its amount due from the Company. The affiliate's stockholders, who are also stockholders of the Company, simultaneously made capital contributions to the Company for the amount distributed to them. The effect of these transactions is

                               CDM ON-LINE, INC.

to reduce the amount due to the affiliate and increase additional paid-in capital by $681,121 in 1997 and $1,056,655 in 1998. In addition the affiliate provided $374,973 and $491,511 of services to the Company at no cost in 1997 and 1998, respectively. The Company recorded these transactions as additional capital contributions.

11. SEGMENT INFORMATION

     The Company has two reportable segments, Internet and Retail, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) from continuing operations. Transactions between segments are reported at fair value and the accounting polices of the segments are the same as those in Note 1.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories.

     The following segment information is as of December 31, or for the year then ended:

                                                             1997
                                            --------------------------------------
                                             INTERNET      RETAIL         TOTAL
                                            ----------    ---------    -----------
Revenues from external customers..........  $2,025,555    $ 549,997    $ 2,575,552
Depreciation and amortization.............     221,879       11,194        233,073
Stock-based compensation..................          --           --             --
Interest expense..........................      65,910       17,896         83,806
Loss from continuing operations...........    (915,232)    (674,945)    (1,590,177)
Income from discontinued operations -- Web
  development (Note 12)...................     147,374           --        147,374
Net loss..................................    (767,858)    (674,945)    (1,442,803)
Segment assets............................     906,145      357,416      1,263,561
Capital expenditures......................     218,953      121,946        340,899

                                                             1998
                                            --------------------------------------
                                             INTERNET      RETAIL         TOTAL
                                            ----------    ---------    -----------
Revenues from external customers..........  $3,912,191    $ 883,380    $ 4,795,571
Depreciation and amortization.............     224,598       38,465        263,063
Stock-based compensation..................      46,157           --         46,157
Interest expense..........................     155,799       35,181        190,980
Loss from continuing operations...........    (611,808)    (858,202)    (1,470,010)
Income from discontinued operations -- Web
  development (Note 12)...................     235,892           --        235,892
Net loss..................................    (375,916)    (858,202)    (1,234,118)
Segment assets............................   1,170,156      493,773      1,663,929
Capital expenditures......................      34,033      159,905        193,938

                               CDM ON-LINE, INC.

12. SUBSEQUENT EVENTS

     On January 1, 1999, the Board of Directors approved a decision to discontinue the Company's Web development division. The results of the Web development division have been reported separately as discontinued operations in the statement of operations. Sales for the Web development division for the years ended December 31, 1997 and 1998 were $477,311 and $651,350, respectively. Management expects the disposal to occur in the second quarter of 1999 and that the gain or loss on disposal of this division will not be material.

     Since January 1, 1999 through March 22, 1999, the Company has granted 51,841 shares of common stock to certain employees and sold 214,298 shares of common stock, raising proceeds of $2,246,172.

      (b)    PRO FORMA FINANCIAL INFORMATION.



                     UNAUDITED SELECTED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet reflects the combination of the balance sheets of Mpower and Primary Network as of March 31, 2000 as adjusted for the merger as if the merger of Mpower and Primary Network had been consummated on March 31, 2000. The unaudited pro forma condensed combined statements of operations reflect the combination of the statement of operations of Mpower and Primary Network for the three months ending March 31, 2000 and the twelve months ending December 31, 1999 as adjusted for the merger as if the merger had been consummated on January 1, 1999. The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting. This pro forma information does not give effect to any potential cost savings or other operating efficiencies that could result from the merger. Also, this pro forma information does not give effect to the extraordinary loss of $8.7 million on the exchange of debt assumed from Primary Network.

     The unaudited pro forma statements are based on currently available information and certain assumptions that Mpower believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information does not purport to represent what the combined company's position or results of operations would have been had the merger occurred on such date or at the beginning of the earliest period presented or to project the combined financial position or results of operations for any future date or period.

     The unaudited pro forma statements should be read in conjunction with the separate historical financial statements of Mpower and Primary Network and its predecessors and the notes thereto, and with the accompanying notes to the pro forma statements and sections entitled "Management's Discussion and Analysis of Financial Conditions and Results of Operations" of each of Mpower and Primary Network, all of which are contained elsewhere in this prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                        MPOWER       PRIMARY NETWORK     PRO FORMA      PRO FORMA
                                      HISTORICAL       HISTORICAL       ADJUSTMENTS     COMBINED
                                      -----------    ---------------    -----------    -----------
Operating revenues..................  $    55,066       $ 11,169        $       --     $    66,235
                                      -----------       --------        ----------     -----------
Operating expenses:
Cost of operating revenues..........       50,012          5,722                --          55,734
Selling, general and
  administrative....................       44,836         13,297                --          58,133
Stock-based compensation expense....          714             --                --             714
Depreciation and amortization.......       18,921          4,750            11,738(1)       35,409
                                      -----------       --------        ----------     -----------
                                          114,483         23,769            11,738         149,990
                                      -----------       --------        ----------     -----------
Loss from operations................      (59,417)       (12,600)          (11,738)        (83,755)
Other income (expense):
Interest income (expense), net......      (10,576)        (4,815)           (1,059)(2)     (16,450)
  Other, net........................          224          1,046                --           1,270
                                      -----------       --------        ----------     -----------
Net loss from continuing
  operations........................      (69,769)       (16,369)          (12,797)        (98,935)
Discontinued operations.............           --            (82)               --             (82)
                                      -----------       --------        ----------     -----------
Net loss............................      (69,769)       (16,451)           12,797         (99,017)
Value of preferred stock beneficial
  conversion feature................      (72,500)            --                --         (72,500)
Accretion of preferred to redemption
  value.............................       (6,133)            --                --          (6,133)
Accrued preferred stock dividend....       (2,577)            --                --          (2,577)
                                      -----------       --------        ----------     -----------
Net loss applicable to common
  stockholders......................  $  (150,979)      $(16,451)       $  (12,797)    $  (180,227)
                                      ===========       ========        ==========     ===========
Basic and diluted weighted average
  shares outstanding................   19,775,410            n/a         1,349,838(3)   21,125,248
                                      ===========       ========        ==========     ===========
Basic and diluted loss per share of
  common stock......................  $     (7.63)           n/a               n/a     $     (8.53)
                                      ===========       ========        ==========     ===========

NOTES TO THE 1999 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(1) Reflects 12 months of amortization of intangibles recorded in connection with acquisition of Primary Network and includes amortization of goodwill ($12.4 million) and amortization of customer base ($2.4 million) less the amortization of intangibles in the historical statement of operations of Primary Network. Amortization periods assumed for goodwill and customer base were 10 years and 5 years, respectively.

(2) Reflects additional interest expense associated with the exchange of debt assumed from Primary Network.

(3) Reflects the number of shares of Mpower stock issued in exchange for the preferred and common stock of Primary Network.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                PRIMARY
                                                   MPOWER       NETWORK       PRO FORMA     PRO FORMA
                                                 HISTORICAL    HISTORICAL    ADJUSTMENTS     COMBINED
                                                 ----------    ----------    -----------    ----------
Current assets:
  Cash and cash equivalents....................  $  307,769     $  4,828      $(10,000)(1)  $  302,597
  Investments available-for-sale...............     465,628           --            --         465,628
  Restricted investments.......................      20,534           --            --          20,534
  Accounts receivable, net.....................      14,281        2,546            --          16,827
  Prepaid expenses and other current assets....       2,553        2,279            --           4,832
                                                 ----------     --------      --------      ----------
  Total current assets.........................     810,765        9,653       (10,000)        810,418
Property and equipment, net....................     230,163       32,636            --         262,799
Investments available-for-sale.................     122,448           --            --         122,448
Other assets...................................      12,890        5,693            --          18,583
Intangible assets..............................          --       17,038       118,561(2)      135,599
                                                 ----------     --------      --------      ----------
  Total assets.................................  $1,176,266     $ 65,020      $108,561      $1,349,847
                                                 ==========     ========      ========      ==========
Current liabilities:
  Current maturities of long-term debt and
     capital lease obligations.................  $      670     $ 11,684      $     --      $   12,354
  Accounts payable.............................      59,327        5,134            --          64,461
  Accrued expense and other....................      23,671        4,159         9,400(3)       37,230
                                                 ----------     --------      --------      ----------
  Total current liabilities....................      83,668       20,977         9,400         114,045
Senior Secured Notes, net......................     157,412       52,586         6,403(4)      216,401
Senior Notes, net..............................     243,233           --            --         243,233
Other long-term debt and capital lease
  obligations..................................       3,859        9,177            --          13,036
                                                 ----------     --------      --------      ----------
  Total liabilities............................     488,172       82,740        15,803         586,715
                                                 ----------     --------      --------      ----------
Redeemable preferred stock.....................     239,216           --            --         239,216
Stockholders' equity:
  Preferred stock, net of deferred stock
     compensation..............................          --          522          (522)(5)          --
  Common stock.................................          35           64           (63)(5)          36
  Additional paid-in capital...................     596,240       14,497        60,539(5)      671,276
  Accumulated deficit..........................    (139,505)     (32,803)       32,803(6)     (139,505)
  Less: Treasury stock.........................         (76)          --            --             (76)
  Notes receivable from stockholders for
     issuance of common stock..................      (5,844)          --            --          (5,844)
  Accumulated other comprehensive loss.........      (1,972)          --            --          (1,972)
                                                 ----------     --------      --------      ----------
     Total stockholders' equity................     448,878      (17,720)       92,758         523,916
                                                 ----------     --------      --------      ----------
     Total liabilities, redeemable preferred
       stock and stockholders' equity..........  $1,176,266     $ 65,020      $108,561      $1,349,847
                                                 ==========     ========      ========      ==========

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1) Includes $10 million pre-closing cash advance from Mpower to Primary
    Network.

(2) Reflects purchase accounting adjustments for the acquisition based on Mpower's preliminary estimate of the assets and liabilities assumed. For purchase accounting, Primary Network's assets have been recorded at their estimated fair market value subject to adjustments based upon the results of an independent appraisal. Purchase accounting adjustments were recorded to reflect the estimated fair value of the acquired customer base of $12 million, to decrease the recorded value of intangible assets acquired by $17 million, to record the excess of purchase cost over fair value of net assets acquired by $123.6 million, to record estimated restructuring costs of $6.1 million and to increase the long-term debt by $6.4 million. These adjustments are required to record the assets and liabilities at their estimated fair market values. The calculation of excess purchase cost over fair value of net assets acquired is as follows:

                                                          (AMOUNTS IN THOUSANDS)
Common stock issued.....................................         $ 70,367
Cash paid...............................................           10,000
Options and warrants issued.............................            5,171
Direct acquisition costs................................            2,800
                                                                 --------
  Total purchase cost...................................           88,338
Less: Net book value of Primary Network.................          (17,720)
Less: Adjustment in net assets to fair value............          (17,541)
                                                                 --------
Excess of purchase cost over fair value of assets
  acquired and liabilities assumed (goodwill)...........         $123,599
                                                                 ========

(3) Includes accruals for estimated restructuring, direct acquisition and registration costs, including legal, accounting and filing fees.

(4) Reflects purchase accounting adjustment to adjust to fair value of debt.

(5) Reflects the value of the Mpower stock exchanged for the preferred and common stock of Primary Network, less registration costs and the elimination of the equity of Primary Network.

(6) Reflects elimination of accumulated deficit of Primary Network as part of the purchase accounting computation.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             PRIMARY
                                             MPOWER          NETWORK        PRO FORMA       PRO FORMA
                                           HISTORICAL      HISTORICAL      ADJUSTMENTS      COMBINED
                                           -----------   ---------------   -----------     -----------
Operating revenues.......................  $    25,458      $  5,374       $       --      $    30,832
                                           -----------      --------       ----------      -----------
Operating expenses:
  Cost of operating revenues.............       23,231         3,554               --           26,785
  Selling, general and administrative....       23,140         8,523               --           31,663
  Stock-based compensation expense.......        1,576            --               --            1,576
  Depreciation and amortization..........        6,761         3,450            2,160(1)        12,371
                                           -----------      --------       ----------      -----------
                                                54,708        15,527            2,160           72,395
                                           -----------      --------       ----------      -----------
Loss from operations.....................      (29,250)      (10,153)          (2,160)         (41,563)
Other income (expense):
  Interest income (expense), net.........        3,906        (2,204)            (265)(2)        1,437
  Other, net.............................           --           175               --              175
                                           -----------      --------       ----------      -----------
Net loss from continuing operations......      (25,344)      (12,182)          (2,425)         (39,951)
Accretion of preferred to redemption
  value..................................       (3,489)           --               --           (3,489)
Accrued preferred stock dividend.........       (3,007)           --               --           (3,007)
                                           -----------      --------       ----------      -----------
Net loss applicable to common
  stockholders...........................      (31,840)      (12,182)          (2,425)         (46,447)
                                           ===========      ========       ==========      ===========
Basic and diluted weighted average shares
  outstanding............................   26,938,911           n/a        1,349,838(3)    28,288,749
                                           ===========      ========       ==========      ===========
Basic and diluted loss per share of
  common stock...........................  $     (1.18)          n/a              n/a      $     (1.64)
                                           ===========      ========       ==========      ===========

NOTES TO THE 2000 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(1) Reflects three months of amortization of intangibles recorded in connection with the acquisition of Primary Network and includes amortization of goodwill ($3.1 million) and amortization of customer base ($0.6 million) less the amortization of intangibles in the historical statement of operations of Primary Network. Amortization periods assumed for goodwill and customer base were 10 years and 5 years, respectively.

(2) Reflects additional interest expense associated with the exchange of debt assumed from Primary Network.

(3) Reflects the number of shares of Mpower stock issued in exchange for the preferred and common stock of Primary Network.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MPOWER COMMUNICATIONS CORP.



Date:  September 6, 2000                /s/ FRANK C. SZABO
                                    ----------------------------------------
                                    Name: Frank C. Szabo
                                    Title: Vice President and Comptroller